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PIEDMONT OFFICE REALTY TRUST, INC.

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PIEDMONT
OFFICE REALTY TRUST

2025 Proxy

Annual Meeting of Stockholders

Notice of Annual Meeting of Stockholders

and Proxy Statement

Dear Stockholder:

On Thursday, May 15, 2025, Piedmont Office Realty Trust, Inc., a Maryland corporation, will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) virtually via live webcast. The meeting will begin at 11:00 a.m. Eastern time. If you were a registered stockholder of the Company as of the record date you will be able to attend the Annual Meeting, ask a question, and vote online by visiting www.meetnow.global/MHGUPK2 and following the instructions on your Notice of Internet Availability of Proxy Materials or proxy card. If you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker, and want to attend the webcast with the ability to ask questions and/or vote, you must register in advance of the Annual Meeting by submitting proof of your proxy power from your broker or bank to Computershare by no later than 5:00 p.m., Eastern time, on May 10, 2025.

The purpose of this Annual Meeting is to:

I. Elect nine directors identified in the 2025 proxy statement to hold office for terms expiring at our 2026 annual meeting and until their successors are duly elected and qualified;

II. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025;

III. Approve, on an advisory basis, the compensation of our named executive officers;

IV. Transact any other business as may properly come before the meeting, or any postponement or adjournment thereof.

Your board of directors has selected March 4, 2025 as the record date for determining stockholders entitled to vote at the meeting.

On April 2, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2025 proxy statement and our Annual Report to Stockholders for fiscal 2024, and how to vote online.

Whether or not you plan to attend the Annual Meeting remotely, your vote is very important, and we encourage you to vote promptly. You may vote via toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided.

Instructions regarding all three methods offered for voting are contained in the proxy card or Notice of Internet Availability of Proxy Materials. If you execute a proxy but later decide, for any reason, to revoke your proxy, you may do so at any time before 11:59 p.m. Eastern time on May 14, 2025. You may also revoke your proxy by voting online prior to the poll closing at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ THOMAS A. MCKEAN

Thomas A. McKean
Associate General Counsel and Corporate Secretary
March 21, 2025
5565 Glenridge Connector | Suite 450 | Atlanta, GA 30342

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 15, 2025: Our 2025 Proxy Statement and our Annual Report to Stockholders for Fiscal 2024 are available at www.envisionreports.com/PDM

Piedmont - 2025 Proxy  |  3

2025 Proxy Statement

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2025 Proxy

STATEMENT AT A GLANCE

If you were a stockholder as of the close of business on March 4, 2025 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare. Registration requests must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on May 10, 2025.

You will receive a confirmation email from Computershare of your registration. If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to ask questions or vote at the Annual Meeting. Registration requests should be directed to Computershare either:

(i) by forwarding the email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com; or

(ii) by mail at Computershare, Piedmont Office Realty Trust, Inc. Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.

	Proposal	For more information, see page:	Board Recommendation
Proposal 1	Elect nine (9) directors nominated by the board of directors for one year terms.	12	FOR
Proposal 2	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025.	18	FOR
Proposal 3	Approve, on an advisory basis, the compensation of our named executive officers.	20	FOR

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Proposal 1

PROPOSAL 1:

ELECTION OF DIRECTORS

The board of directors is asking you to elect the nine nominees listed below for terms that expire at the 2026 annual meeting of stockholders or until their successors are duly elected and qualified. Each director nominee will be elected if he or she receives a majority of the votes cast at the 2025 annual meeting (i.e. more votes cast “FOR” than cast “AGAINST”).

	Primary Role	Age	Director Since	Independent	Committee
Kelly H. Barrett	Former SVP - Home Services, The Home Depot	60	2016		Chair of the Board of Directors, Audit*, Nominating & Governance
Glenn G. Cohen	EVP, Chief Financial Officer, Kimco Realty Corp.	61	2020		Compensation*, Audit, Capital
Deneen L. Donnley	Senior Vice President and General Counsel of Consolidated Edison	60	2025
Jeffrey J. Donnelly, CFA	Chief Executive Officer and Member of the Board of Directors of DiamondRock Hospitality	54	2025
Mary M. Hager	Senior Advisor and Member of the Board of Directors of Greystar	65	2022		Nominating & Governance, Capital
Barbara B. Lang	Managing Principal and Chief Executive Officer, Lang Strategies, LLC	81	2015		Compensation, Nominating & Governance*
Stephen E. Lewis	Former Chief Executive Officer of Troutman Pepper	58	2025
C. Brent Smith	President and Chief Executive Officer, Piedmont Office Realty Trust, Inc.	49	2019
Dale H. Taysom	Former Global Chief Operating Officer, Prudential Real Estate Investors	76	2015		Vice-Chair of Board of Directors, Audit, Capital*

*Denotes committee chair

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Proposal 2

Proposal 2:

RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors is asking you to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2018.

Proposal 3

Proposal 3:

APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The board of directors is asking you to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement. We believe our compensation programs are designed to:

▪	attract and retain candidates capable of performing at the highest levels in our industry;

▪	create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective pre-determined metrics;

▪	reflect the qualifications, skills, experience, and responsibilities of each named executive officer;

▪	link incentive compensation levels with the creation of stockholder value;

▪	align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

▪	motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Compensation and Governance Practices

What We Do	What We Don’t Do
DO require stockholder approval in the event a staggered board is ever proposed.	NO staggered board.
DO have a board comprised of a super-majority of independent directors. Eight of our nine director nominees are independent in accordance with New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Guidelines.	NO compensation or incentives that encourage risks reasonably likely to have a material adverse effect on the company.
DO have a separate Board Chair and Chief Executive Officer.	NO tax gross ups for any executive officers.
DO require a majority vote for election of directors in uncontested elections.	NO re-pricing or buyouts of underwater stock options.
DO permit stockholders to amend the bylaws.	NO reportable transactions with any of our directors or executive officers.
DO restrict board terms to 15 years.	NO hedging or pledging transactions involving our securities.
DO require an annual performance evaluation of our board.	NO guaranteed cash incentive compensation or equity grants with executive officers.
DO align pay and performance by linking a majority of total compensation to the achievement of a balanced mix of company and individual performance period by the Compensation Committee and the board.
DO deliver a substantial portion of the value of equity awards in multi-year performance shares. For 2024, 60% of all executive officers equity award opportunity was tied to our company’s 3-year total stockholder return relative to our peer group.
DO maintain stock ownership guidelines for directors and executive officers.
DO have a claw back policy covering all of our executive officers in accordance with applicable law and NYSE listing standards.
DO conduct annual assessments of compensation at risk.
DO have a Compensation Committee comprised solely of independent directors.
DO retain an independent compensation consultant that reports directly to the Compensation Committee.
DO cap incentive compensation. Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the pre-approved goals that are clearly defined.
DO have a board committee focused upon important Environmental, Social, and Governance (“ESG”) issues that meets quarterly with management and reports to the board.
DO require a 12-month holding period of stock issued to our employees with a title of Senior Vice President or higher.
DO have a minimum vesting requirement of one year for all equity awards.

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Proposal 3

Focus on Performance-Based Pay

▪	85% of our NEO’s opportunity under our 2024 short-term cash incentive compensation program was tied to specific quantitative performance metrics derived from critical components of our annual business plan.

▪	100% of our NEO’s opportunity under the performance share component of our 2024 long-term equity incentive compensation program is tied to our total stockholder return over a three-year performance period relative to a pre-determined peer group.

▪	The majority of our chief executive officer and other named executive officers’ (“NEO’s”) compensation opportunities during 2024 was performance-based and at risk:

CEO Target Pay Opportunity	All Other NEOs Target Pay Opportunity

Proposal 1:

ELECTION OF DIRECTORS

Our current ten member board of directors is comprised of nine independent members and our Chief Executive Officer. Mr. Durvasula is not standing for re-election and we will reduce the size of the board to nine members after his term expires at the annual meeting; therefore at the Annual Meeting, you will vote on the election of nine directors. Each nominee elected will serve as a director until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation, or removal from office. Each of the following nominees other than Ms. Donnley and Messers. Lewis and Donnelly who joined our board in February 2025, has served as a director since our 2024 annual meeting of stockholders. Each nominee has been nominated for re-election at the Annual Meeting by our board of directors in accordance with our established nomination procedures discussed in this proxy statement.

Your board of directors unanimously recommends a vote “FOR” all nine nominees listed for election of directors.

Former SVP-Home Services, among other roles, for The Home Depot (NYSE:HD) for sixteen years. While at Home Depot, Ms. Barrett served in various roles including Senior Vice President — Home Services, Vice President Corporate Controller, Senior Vice President of Enterprise Program Management, and Vice President of Internal Audit and Corporate Compliance. Prior to her employment by The Home Depot, Ms. Barrett was employed by Cousins Properties Incorporated for eleven years in various financial roles, ultimately including that of Chief Financial Officer. During that time, she was very active in the National Association of Real Estate Investment Trusts (NAREIT) as an Accounting Committee Co-Chairperson and member of the Best Financial Practices Council as well as the Real Estate Group of Atlanta. She has been a licensed CPA in Georgia for over thirty years, is certified as a director by the National Association of Corporate Directors (NACD), and holds a Certificate in Cybersecurity oversight from the NACD. In addition, Ms. Barrett currently serves as: a director and member of both the Audit and Compensation Committees of Americold Realty Trust (NYSE:COLD); a director and member of the Compensation Committee and Information Technology Committee of EVERTEC, Inc. (NYSE: EVTC); and a director and member of the Finance and Audit Committee and Governance and Corporate Responsibility Committee of Louisiana - Pacific Corporation (NYSE: LPX). Furthermore, from May 2019 to October 2024 she served as a director, Audit Committee Chair, and member of the Compensation Committee of The Aaron’s Company, Inc. (formerly NYSE: AAN). Her leadership positions in the Atlanta community include currently serving on the NACD Atlanta Chapter Board, Board of the Metro Atlanta YMCA, where she was formerly Chair of the Board, a member of the Georgia Tech Foundation Board of Trustees and the Advisory Board of Scheller College of Business at Georgia Tech where she was formerly the Chair of the Board. She has previously served on the Board of the Girl Scouts of Greater Atlanta, Partnership Against Domestic Violence and the Atlanta Rotary Club.

Ms. Barrett brings over 30 years of leadership and financial management expertise to the board. As a former member of NAREIT’s Accounting Committee and Best Financial Practices Council and former chief financial officer of an office REIT, she is well qualified to provide oversight and guidance for Piedmont and serve as Chair of the Audit Committee and an audit committee financial expert.

* Indicates that director has been determined by our board of directors to be independent under NYSE listing standards.

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Proposal 1

Executive Vice President, Chief Financial Officer of Kimco Realty Corp. (NYSE:KIM), North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping centers and a growing portfolio of mixed-use assets. Additionally, Mr. Cohen is a member of the Cybersecurity committee and oversees the technology group at Kimco. Prior to his appointment as Kimco’s Chief Financial Officer in 2010, Mr. Cohen served in various other positions at Kimco including Treasurer from 1997 - 2024, as well as Director of Accounting and Taxation, since joining them in 1995. From 2016 to 2018, Mr. Cohen served as a director and member of the Audit Committee of Quality Care Properties, Inc. (formerly NYSE: QCP). He is a CPA and member of NAREIT and the International Council of Shopping Centers (ICSC).

Mr. Cohen brings approximately 25 years of leadership and financial management experience to the board. As a Chief Financial Officer, Mr. Cohen is responsible for Kimco’s financial and capital strategy and oversees the accounting, financial reporting and planning, tax, treasury and capital market activities for another large, publicly traded REIT, making him well qualified to provide oversight and guidance for Piedmont and to serve as member and financial expert of the Audit Committee, and member of the Capital Committee. In addition to his long history in the REIT industry, his knowledge of typical public company compensation programs and first-hand knowledge of the importance of fair and effective compensation plans for both management and stockholders makes him well qualified to serve as Chair of the Compensation Committee.

Senior Vice President and General Counsel of Consolidated Edison, Inc. (NYSE:ED), one of the nation’s largest investor-owned energy-delivery companies. Prior to joining Consolidated Edison, Ms. Donnley served as Executive Vice President, Chief Legal Officer, and Corporate Secretary for USAA, a Fortune 150 diversified financial services company, where she was a strategic advisor to the Chief Executive Officer and to the board of directors. Additionally, Ms. Donnley has served on the boards of: M1 Finance since 2022; Consolidated Edison, Inc. clean energy and transmission subsidiaries since 2020; and USAA Life Insurance and Property and Casualty subsidiaries from 2015-2019. Further, she serves on the board of directors of Girls Inc. of New York City, the Leadership Council on Legal Diversity, Fordham Law Alumni Association, and is a member of the General Counsel Steering Committee of the National Association of Corporate Directors.

Ms. Donnley brings over 20 years of legal and corporate governance experience to the board, making her well qualified to provide oversight and guidance for Piedmont.

* Indicates that director has been determined by our board of directors to be independent under NYSE listing standards.

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Chief Executive Officer and Director of DiamondRock Hospitality (NYSE: DRH), a self-advised REIT owning a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. Prior to his appointment as Chief Executive Officer in 2024, Mr. Donnelly had served as DiamondRock’s Executive Vice-President and Chief Financial Officer beginning in 2019. Prior to joining DiamondRock, Mr. Donnelly was a Managing Director at Wells Fargo Securities, LLC and its predecessors for 22 years. Additionally, Mr. Donnelly spent seven years at AEW Capital Management, LP, as an Asset Manager and Capital Markets Officer, where he managed 12 million square feet of retail, office, multifamily, industrial and land assets and negotiated property sales, securitizations, and financings totaling more than $2 billion. Mr. Donnelly serves on the National Association of Real Estate Investment Trust’s (NAREIT) Advisory Board of Governors, American Hotel & Lodging Association’s (AHLA) Board of Directors, and is a founder of The Rubinstein-Taybi Syndrome Children’s Foundation. He is a CFA charter holder.

Mr. Donnelly brings over 20 years of real estate asset management and capital markets experience, as well as REIT managerial experience to the board.

Senior Advisor at global real estate investment management firm, Greystar. Ms. Hager is a member of the Greystar Board of Directors. Previously she co-led the Greystar-Thackeray business as well as Greystar’s commercial real estate businesses and served on the Greystar Global Investment Committee and Greystar Executive Committee. Prior to joining Greystar in 2021, Ms. Hager was the Co-CEO and co-founder of Thackeray Partners, a diversified private real estate company based in Dallas, TX. Since its inception in 2005, Thackeray Partners sponsored five private equity funds where Ms. Hager was responsible for overall strategy, partner communications, deal sourcing, asset management, and fund administration. Prior to founding Thackeray Partners, Ms. Hager was with Trammell Crow Company and other Crow-affiliated entities for sixteen years working in a variety of roles. Ms. Hager is currently an Executive Council member and past Chair of the Advisory Council for the University of Texas Real Estate Center. Ms. Hager was a 28-year member of the Urban Land Institute, where she served on the Board and the Investment Committee for the ULI Foundation. She is also a past Americas Global Governing Trustee and a past Chair of a national small-scale development product council. She brings to the board over 35 years of experience in virtually all aspects of managing a real estate portfolio as well as a wealth of industry contacts, particularly in one of our largest markets, making her well qualified to serve as a member of the Capital Committee and the Nominating and Corporate Governance Committee.

* Indicates that director has been determined by our board of directors to be independent under NYSE listing standards.

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Proposal 1

Managing Principal & Chief Executive Officer of Lang Strategies, LLC, a business consulting firm, located in Washington, D.C., Ms. Lang served as president and Chief Executive Officer of the D.C. Chamber of Commerce from 2002 to 2014 and prior to joining the Chamber was the Vice President of Corporate Services and Chief Procurement Officer for Fannie Mae. Ms. Lang also had a long career with IBM where she served in several management positions in finance, administration and product forecasting. She has received numerous awards and accolades throughout her career, including being twice named one of Washingtonian Magazine’s 150 Most Powerful People in the Washington, D.C. region, Business Leader of the Year by the District of Columbia Building Industry Association and a Lifetime Legacy Award from Washington Business Journal. Ms. Lang also served on the board of Cardinal Financial Corporation (NASDAQ: CFNL) from 2014 to 2017 and currently serves on the board of the Sibley Hospital Foundation, Chair of Conservation Nation and as a board member of Pyxera Global. Ms. Lang is the author of Madame President: Leadership Lessons from the Top of the Ladder, a book on leadership skills, particularly focused upon the challenges of race and gender facing African-Americans and women in corporate and governmental America.

Ms. Lang brings to the board a broad personal network of corporate and governmental contacts in one of the Company’s operating markets. In addition, she has extensive senior management expertise with both private corporations and governmental agencies. Ms. Lang’s diverse business, financial, and governance expertise, as well as her life experience breaking leadership “glass ceilings” for women and minorities, make her highly qualified to serve as Chair of the Nominating and Corporate Governance Committee, which also oversees the Company’s ESG Activities, and a member of the Compensation Committee. The Company’s most recent annual ESG report is available on the Company’s website, www.piedmontreit.com.

Former Chair and Chief Executive Officer of Troutman Pepper, a national law firm. During his 33-year career with Troutman Pepper, Mr. Lewis served in a myriad of leadership roles, including Managing Partner and Corporate Department Chair, ultimately culminating with his appointment as Chair and Chief Executive Officer in 2016. He served in that role through 2023 and retired from the firm at the end of 2024. During Mr. Lewis’ tenure at Troutman Pepper, he represented clients across a wide range of industries, helping them evaluate and execute strategic transactions and navigate day-to-day business issues, specifically including mergers and acquisitions, joint ventures, and general corporate matters. Mr. Lewis currently serves on the board of directors and nominating committee of the UNC School of Law Alumni Association.

Mr. Lewis has experience representing clients in the real estate industry and brings over 30 years of corporate and legal governance experience to the board, making him well qualified to serve as a director for Piedmont.

* Indicates that director has been determined by our board of directors to be independent under NYSE listing standards.

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Proposal 1

President and Chief Executive Officer since July of 2019. For four years prior to his promotion to Chief Executive Officer, Mr. Smith served as our Chief Investment Officer. In addition, until February of 2019, Mr. Smith served as EVP of Piedmont’s Northeast Region where he was responsible for all leasing, asset management, acquisition, disposition and development activity for the Company’s over three million square foot Boston and New York/New Jersey portfolio.

Prior to joining Piedmont in 2012, Mr. Smith served as an Executive Director with Morgan Stanley in the Real Estate Investment Banking division advising a wide range of public and private real estate clients. He brings approximately 20 years of entity and asset level real estate transaction experience across both North America and Asia. Mr. Smith currently serves on the board of directors of Our House in Atlanta, a not-for-profit focused on providing help to families experiencing homelessness.

Mr. Smith brings this approximately 20 years of experience plus a detailed working knowledge of each of Piedmont’s operating markets, experience in handling some of Piedmont’s largest and most complex tenants and properties, as well as negotiating complex purchase and sale agreements and mergers and acquisitions transactions, in addition to working relationships with each of Piedmont’s equity analysts. Furthermore, his extensive network of private and public pension equity investors and top-tier investment bankers is invaluable to the Company.

Former Global Chief Operating Officer for Prudential Real Estate Investors (“PREI”). Prior to his retirement in 2013, during his 36-year career with PREI, Mr. Taysom held various positions including Head of United States Transactions and Global Head of Transactions, among others, prior to completing his tenure as Global Chief Operating Officer (“COO”). He was a member of PREI’s domestic and international investment committees and a member of the Global Management Committee and is a former member of ULI, the National Multi-Housing Council, and the National Association of Real Estate Investment Managers (“NAREIM”).

Mr. Taysom brings many years of experience dealing with almost every facet of owning and operating commercial real estate. He is familiar with many of the markets in which our properties are located and has an extensive personal network of contacts throughout the real estate industry. In addition to his financial and budgetary responsibilities as COO of PREI, Mr. Taysom also participated with the management committee in formulating the strategic vision of the company including the review, approval, and responsibility for financial performance. This financial and operational experience makes him well suited to serve as a member of the Audit and Capital Committees.

* Indicates that director has been determined by our board of directors to be independent under NYSE listing standards.

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Proposal 2:

RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025

Engagement of Deloitte & Touche LLP

On February 19, 2025, the Audit Committee approved the engagement of Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2025. This proposal asks you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although we are not required to obtain such ratification from our stockholders, the board of directors believes it is good practice to do so. Notwithstanding the ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of Piedmont and our stockholders. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2018.

A representative of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from stockholders.

Your board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025.

Pre-approval Policies

The Audit Committee must pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services (including the fees and terms thereof), in order to ensure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.

All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by our independent registered public accounting firm.

Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both our independent registered public accounting firm and our chief financial officer, treasurer, or chief accounting officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the Securities and Exchange Commission (the “SEC”) on registered public accounting firm independence. The Chair of the Audit Committee has been delegated the authority to specifically pre-approve all services not covered by the general pre-approval guidelines, up to an amount not to exceed $100,000 per occurrence. Amounts requiring pre-approval in excess of $100,000 per occurrence require specific pre-approval by our Audit Committee prior to engagement of Deloitte & Touche LLP, our current independent registered public accounting firm.

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Proposal 2

All amounts specifically pre-approved by the Chair of the Audit Committee in accordance with this policy must be disclosed to the full Audit Committee at its next regularly scheduled meeting. For the year ended December 31, 2024, all services rendered by Deloitte & Touche LLP were pre-approved by the Audit Committee in accordance with the policies and procedures described above.

Fees Paid to Independent Registered Public Accounting Firms

The Audit Committee reviewed the audit and non-audit services performed by Deloitte & Touche LLP and Deloitte Tax LLP (collectively, “Deloitte”) for fiscal 2024 and 2023, as well as the fees charged for such services. In its review of any non-audit service fees, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of our independent registered public accounting firms. The following table sets forth the aggregate fees paid to Deloitte during the years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees	$1,315,000	$1,205,000
Audit-Related Fees	-	-
Tax Fees	$408,496	$403,191
All Other Fees	-	-
Total	$1,723,496	$1,608,191

For purposes of the preceding table, the professional fees are classified as follows:

▪	Audit Fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and services that generally only the independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports, and other filings with the SEC.

▪	Audit-Related Fees - These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, non-recurring agreed-upon procedures and other professional fees associated with transactional activity.

▪	Tax Fees - These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance filings, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax notices, audits and appeals before the Internal Revenue Service and similar state and local agencies.

▪	All Other Fees - These are fees for other permissible work performed that do not meet the above- described categories, including assistance with internal audit plans and risk assessments.

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Proposal 3:

ANNUAL ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay” and provides you, as a stockholder, with the ability to cast a vote with respect to our 2024 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”

As discussed in “Executive Compensation — Compensation Discussion and Analysis” below, the compensation paid to our named executive officers is designed to meet the following objectives:

▪	to attract and retain candidates capable of performing at the highest levels of our industry;

▪	to create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective pre-determined metrics;

▪	to reflect the qualifications, skills, experience, and responsibilities of each named executive officer;

▪	to link incentive compensation levels with the creation of stockholder value;

▪	to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

▪	to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

This proposal is an advisory proposal, which means it is non-binding. Although the vote is non-binding, the Compensation Committee will review the voting results and consider the outcome in making decisions about future compensation arrangements for our named executive officers.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors, and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Your board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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Proposal 3

CERTAIN INFORMATION ABOUT MANAGEMENT

Executive Officers

The following individuals served as executive officers as of March 4, 2024:

	Age	Role
C. Brent Smith	49	President, Chief Executive Officer and Director
Sherry L. Rexroad	59	Executive Vice President, Chief Financial Officer
Christopher A. Kollme	54	Executive Vice President, Investments
Laura P. Moon	54	Executive Vice President, Chief Accounting Officer and Treasurer
George M. Wells	62	Executive Vice President, Chief Operating Officer

The following is detailed information about each of our executive officers other than Mr. Smith whose biographical information is included under “Proposal 1: Election of Directors” above.

Sherry L. Rexroad has served as Chief Financial Officer since November 8, 2024. She has over 30 years of experience in REITs and real estate, finance, and capital markets and most recently served as CFO of STORE Capital, a publicly traded net-lease REIT. Prior to her tenure at STORE, she spent a decade at BlackRock Global Real Asset Securities (“Blackrock”) as Global Head of Business Development as well as Co-Global Chief Investment Officer and Chair of the Investment Committee, where she led fundraising efforts, was instrumental in building and leading the global real asset securities team and leading the development of an ESG scoring system that was ultimately incorporated into Blackrock’s investment strategy. Ms. Rexroad also served as a member of BlackRock’s Investment Stewardship Advisory Committee and was the first investor to be elected to Nareit’s Advisory Board of Governors. Earlier in her career, Ms. Rexroad worked in various capacities for Aviva Investors, ING Clarion Real Estate Securities, AEW Capital Management, the U.S. Environmental Protection Agency, and the U.S. General Services Administration. She is currently a member of the board of directors of Apartment Investment Management Company (“AIMCO”) (NYSE: AIV) where she serves on the Audit; Compensation and Human Resources; Nominating, Environmental, Social, and Governance; and Investment Committees.

Christopher A. Kollme has served as Executive Vice President — Investments since October 2021. In this role, he is responsible for acquisitions and dispositions. Prior to his transition to his current role, Mr. Kollme served as Executive Vice President — Capital and Strategy since joining the Company in 2017. In that role, he worked with the Piedmont senior management team to further establish and advance the strategic initiatives of the company and provided counsel on capital raising activities and banking relationships. Prior to joining Piedmont, Mr. Kollme served as Managing Director & Head of Real Estate Investment Banking for SunTrust Robinson Humphrey where he managed the origination of advisory and capital raising transactions on behalf of the bank’s public and private real estate clients. Mr. Kollme’s approximately 20-year career has also included tenures with Morgan Keegan & Company, Inc.’s Real Estate Investment Banking group as Managing Director & Group Head and Duke Realty as Vice President of Acquisitions.

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Laura P. Moon has served as Chief Accounting Officer since 2007 and Treasurer since 2023. She has over thirty years of experience with accounting and reporting for public companies and at Piedmont she is responsible for all treasury, general ledger accounting, SEC and tax reporting functions. Prior to joining us, Ms. Moon served as Vice President and Chief Accounting Officer at our former advisor where she had responsibility for all general ledger accounting, financial and tax reporting, and internal audit supervision for 19 public registrants as well as several private real estate partnerships. Ms. Moon is a CPA and began her career in 1991 with Deloitte & Touche LLP.

George M. Wells has served as Executive Vice President and Chief Operating Officer since 2021. His responsibilities include leading our company’s asset and property management divisions and providing oversight to our construction management team with regard to developments, re-developments and tenant build outs. Prior to assuming this role, Mr. Wells served as Executive Vice-President — Real Estate Operations for two years and Executive Vice-President of our Southeast Region for approximately four years. Mr. Wells has over 30 years of commercial real estate experience including almost twenty years of service with Piedmont and its former advisor, and previous tenures with Lend Lease Real Estate Investments and Equitable Real Estate. Mr. Wells is a member of NAIOP.

There are no family relationships among our directors or executive officers. Officers are elected annually by our board of directors, and each officer serves until his or her successor is duly elected and qualified, or until his or her death, resignation, or removal from office. The board of directors retains the power to remove any officer at any time.

ANDO
Leonardo
Galleria Towers | Dallas, TX

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INFORMATION REGARDING
THE BOARD OF DIRECTORS AND
COMMITTEES

Independence and Leadership Structure

Each NYSE-listed company is required to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Our board of directors has adopted the NYSE independence standards as part of its Corporate Governance Guidelines and, in accordance with NYSE rules, the board of directors has affirmatively determined that each of the following current board members is independent within the meaning of the NYSE’s director independence standards:

Kelly H. Barrett

Glenn G. Cohen

Deneen L. Donnley

Jeffrey J. Donnelly

Mary M. Hager

Barbara B. Lang

Stephen E. Lewis

Dale H. Taysom

C. Brent Smith, who serves as our President and Chief Executive Officer, is not independent.

Each of our board members is subject to re-election on an annual basis.

The board of directors has determined to separate the roles of Board Chair and CEO, and Ms. Barrett currently serves as Chair of the Board. The Chair is elected by the board of directors on an annual basis and presides at regularly scheduled executive sessions of the independent directors. The board currently has no formal policy with respect to the separation of the positions of Chair of the Board and Chief Executive Officer; however, the board believes that the separation of the positions is in our best interests as it provides leadership for the independent board and the benefit of additional support, experience and oversight for the management team.

Board Committees

Our board of directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Capital Committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has adopted a written charter and complies with the listing requirements and other rules and regulations of the SEC and the NYSE, each as amended or modified from time to time. You can access each of our committee charters on the Investor Relations pages of our website at www.piedmontreit.com. The board of directors has also determined that each of the current members of our Audit, Compensation, and Nominating and Corporate Governance Committees is independent within the meaning the NYSE’s director independence standards applicable to members of such committees. Additionally, our Audit Committee members satisfy the enhanced independence standards set forth in Rule 10A-3(b)(1)(i) and Ms. Barrett and Mr. Cohen meet the definition of an audit committee financial expert as defined under the Exchange Act and NYSE listing standards. Our Compensation Committee members satisfy the enhanced independence standards set forth in NYSE listing standards.

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The table below shows the current chairs and membership of the board and each standing board committee, the independence status of each board member and the number of board and board committee meetings held during the year ended December 31, 2024.

	Board of Directors	Audit Committee	Nominating & Corporate Governance Committee(1)	Compensation Committee	Capital Committee
Kelly H. Barrett**	C	C
Deneen L. Donnley
Jeffrey J. Donnelly, CFA**
Glenn G. Cohen**				C
Mary Hager
Barbara B. Lang			C
Stephen E. Lewis
C. Brent Smith*
Dale H. Taysom	VC				C
Number of 2024 Meetings	9	6	4	6	4

C Chair          VC Vice Chair           Member          * Non-Independent Director          ** Financial Expert

(1) Piedmont’s Nominating and Corporate Governance Committee has responsibility for overseeing Environmental, Corporate Social Responsibility, Health and Safety, and Sustainability matters.

Each member of the 2024 board of directors attended in excess of 75% of the board and committee meetings on which such director served during 2024.

Ms. Donnley and Messrs. Lewis and Donnelly joined the board in February 2025.

We do not have a formal policy regarding board member attendance at our annual stockholder meetings. All of the individuals who were members of our board of directors at the time attended the 2024 annual meeting of stockholders virtually.

The Audit Committee assists the board of directors in the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the system of internal controls which our management has established, risk assessment, the performance of our internal audit function, and oversight of our technology platform, including cyber risk assessment and management. The Audit Committee is also directly responsible for the appointment, independence, compensation, retention, and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee meets alone with our senior management, our internal audit personnel, and with our independent registered public accounting firm, which has free access to the Audit Committee.

The Compensation Committee assists the board of directors in setting the overall compensation strategy and compensation policies for our executive officers and directors; overseeing the assessment of risk associated with the

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Company’s compensation policies and practice; reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; and evaluating the Chief Executive Officer’s performance in light of those goals and objectives. In addition, the Compensation Committee determines our Chief Executive Officer’s compensation, reviews and approves the compensation of other named executive officers and non-employee directors and administers our Second Amended and Restated 2007 Omnibus Incentive Plan (the “2007 Omnibus Incentive Plan”).

The Nominating and Corporate Governance Committee assists the board of directors in identifying individuals qualified to serve on the board of directors consistent with criteria approved by the board of directors, recommending a slate of director nominees for election by our stockholders at the annual meeting of our stockholders, evaluating the independence of candidates for the board of directors, developing and implementing the process necessary to identify prospective members of our board of directors, determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors, overseeing an annual evaluation of the board of directors, including each of the committees of the board and management, developing and recommending to our board of directors a set of corporate governance principles and policies, periodically reviewing our corporate governance structures and procedures and suggesting improvements thereto to our board of directors. Additionally, the Nominating and Corporate Governance Committee is also responsible for reviewing stockholder communications and overseeing our governance practices, succession planning of our management team, business ethics and corporate conduct, as well as reviewing and promoting the continuing education of our directors. Finally, the Nominating and Corporate Governance Committee also provides oversight of risks, policies, and guidance to the board regarding environmental, social and corporate governance (ESG) issues, trends and best practices (in conjunction with Compensation and Capital Committees, to the extent these committees address similar issues). The Nominating and Corporate Governance Committee receives quarterly reports from management regarding the Company’s ESG strategy, initiatives, and policies, including recommended changes necessary to comply with existing legal requirements or emerging trends and best practices and updates the board quarterly regarding such matters.

The Capital Committee assists the board of directors by reviewing and advising the board of directors on our overall financial performance, including issues related to capital structure, operating earnings, dividends and budgetary, forecasting, and reporting processes, and reviewing and advising the board of directors on investment criteria and acquisition and disposition policies, general economic environment in various real estate markets, existing or prospective properties or tenants, and portfolio diversification goals. The Capital Committee also provides oversight and counsel related to sustainability and wellness practices at the Company’s portfolio of properties.

Selection of Directors

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer. The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the board of directors and recommends director nominees who are voted on by the full board of directors. All director nominees then stand for election by the stockholders annually.

In recommending director nominees to the board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, outside legal counsel, the investment banking community, and members of our management. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees and will also consider recommendations for director candidates made by stockholders and other interested persons. Candidates for director must meet the established director criteria discussed below. In addition, under our Bylaws, stockholders may directly nominate candidates for election as directors. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in Article II, Section 12 of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by writing to our Secretary at our corporate address. In evaluating candidates for director, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and weigh those factors that the Nominating and Corporate Governance Committee determines are relevant, including the factors set forth below under “Board Membership Criteria.”

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Board Membership Criteria

The Nominating and Corporate Governance Committee annually reviews with the board of directors the appropriate experience, skills and characteristics required of directors, both in the context of the current membership of the board as well as in the context of potential turnover of the existing board to determine whether director refreshment is needed. The table below summarizes the key characteristics that are considered and which of our independent board nominees the board particularly relies on with regard to each characteristic.

Experience, Skill, or Characteristic	Barrett	Cohen	Donnley	Donnelly	Hager	Lang	Lewis	Taysom
Audit committee financial expert
Financial experience
Chief executive or chief financial officer experience (with a preference for REIT-specific experience)
Public company experience
Industry specific knowledge
Strategic planning experience or expertise
Experiences mentoring top level leaders
General management experience
Real estate development/construction expertise
Investment banking experience
Racial diversity
Gender diversity
Risk management expertise
Marketing expertise
ESG Initiatives
International experience
Information security experience
Legal experience

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The board considers all of these characteristics when assessing candidates for board membership. Other considerations included in both the annual assessment of existing members and the assessment of new candidates include the candidate or incumbent’s status and tenure as an independent director, the ability of the candidate or incumbent to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings, and whether the candidate’s knowledge and experience of a particular aspect of the real estate industry or particular skill set is additive to the existing experience or skill sets of incumbent members of the board. While we have not adopted a formal policy regarding diversity of our board, the board believes that a diverse membership having a variety of skills, styles, experiences, and competencies is an important aspect of a well-functioning board. Accordingly, the board believes that diversity, should be a component in board searches, succession planning and recruiting. The board is committed to considering board slates that are diverse and is focused on nominating only the most qualified candidates for the board who bring the required skills, competencies and fit to the boardroom.

It is also expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are active in their occupation, profession, or community. Further, the board annually considers each director’s tenure on the Board with regard to the pre-established term limits further described below, as well as the board membership criteria above, and plans for refreshment as needed.

Board Evaluation Process

Annually, the board of directors undertakes a robust self-evaluation process which is administered by the Nominating and Corporate Governance Committee with the assistance of outside counsel. Members of the board complete a detailed, confidential questionnaire which provides for ratings in key areas and also seeks subjective comments. Outside counsel collects and analyzes the data and reports the results and information compiled from the questionnaires to the Nominating and Corporate Governance Committee. Comments pertaining to Board Committees are shared with each respective Committee chairperson, and comments regarding the full board are shared with the full board. Matters requiring follow up are addressed by the Chair of the Nominating and Corporate Governance Committee, the Chair of the Board, or Chair of the applicable Board Committee, as appropriate.

Majority Voting Policy

Our Bylaws provide for majority voting for the election of directors in uncontested elections. Therefore, each director nominee will be elected if he or she receives a majority of the votes cast. A majority of votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. To enhance the power of our stockholders to influence the composition of the board of directors, our Corporate Governance Guidelines provide that in an uncontested election of directors, any non-employee nominee who receives a greater number of votes AGAINST his or her election than votes FOR his or her election will promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and make a recommendation to the board of directors. The board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote. We will publicly disclose, in a Form 8-K furnished to the SEC, the board’s decision regarding whether to accept the resignation offer. Any director who tenders his or her resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or board of directors’ action regarding whether to accept such resignations. However, if each member of the Nominating and Corporate Governance Committee was not elected at the same election, then the independent directors who were elected shall appoint a committee among themselves to consider such resignations and recommend to the board of directors whether to accept them. However, if the only directors who were elected in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept such resignations.

Term Limits

Our Corporate Governance Guidelines provide that the board of directors will not nominate for re-election any non-employee director who has served 15 years or more prior to the applicable election, subject to exceptions granted by the board of directors.

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Risk Oversight

The board of directors has specifically delegated responsibility for oversight of the enterprise risk assessment to the Audit Committee. The board of directors is involved in risk oversight through direct decision-making authority on significant matters as well as through the oversight of management and appropriate advice and counsel from legal, financial, and compensation advisors. In particular, the board of directors manages risk by reviewing and discussing periodic reports with management including, but not limited to, reports detailing Piedmont’s risk related to its geographic, tenant, industry, and lease expiration concentrations as well as internal controls and cyber risk. Through its various committees, the board monitors acquisition, disposition, leasing, financing, and cyber activities and has delegated authority to the appropriate levels of management to carry out such activities with appropriate governance reporting at respective committee meetings.

The Audit Committee monitors major issues regarding accounting principles and financial statement presentation and disclosures, including any significant changes in the application of accounting principles, and major issues regarding the adequacy of Piedmont’s internal controls and analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements. In addition, the Audit Committee follows the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on Piedmont’s financial statements and the type and presentation of financial information to be included in earnings press releases, reports, and earnings guidance provided to analysts and rating agencies. The Audit Committee annually reviews and discusses with management Piedmont’s major financial and cyber risk exposures and the steps management has taken to monitor and mitigate such exposures. The Audit Committee is also briefed annually on Piedmont’s processes and policies with respect to risk assessment and risk management and all directors, including the Audit Committee Chair, are interviewed in conjunction with Piedmont’s annual risk assessment process. The Audit Committee is briefed annually on insurance coverage limits and any significant change in Piedmont’s insurance policies. Finally, the Audit Committee is briefed quarterly on monitoring of Piedmont’s code of ethics, whistle-blower policy, and insider trading policies, cyber activities, information security matters, as well as quarterly REIT test and debt covenant compliance calculations.

Piedmont’s Insider Trading policy specifically prohibits trading in the Company’s stock when an employee is aware of material, nonpublic information including, among other things, information concerning data security breaches or other cybersecurity events impacting the Company or any of its substantial tenants or business partners.

Cyber Risk Management and Strategy

To identify and assess material risks from cybersecurity threats, our enterprise risk management program considers cybersecurity threats alongside other company risks as part of our overall risk assessment process. In addition, we perform an external, specific cybersecurity risk assessment every eighteen months. Included in our management of cybersecurity risk is our bi-annual review of our Incident Response Plan/Policy, involving employees from all responsibility levels of the company. Our Chief Financial Officer has primary responsibility for overseeing our information systems and information technology resources, including risks from cybersecurity threats. To assist our Chief Financial Officer in discharging these responsibilities, we have a standing management committee to address information technology and cybersecurity risk matters comprised of our Chief Financial Officer, the principal of a third-party, managed security service provider (an “MSSP”), our Senior Vice President of Risk Management, our Chief Accounting Officer, our Senior Vice President of Human Resources and certain other members of our information technology staff and property management. The members of this committee meet on a quarterly basis, with additional full or sub-committee meetings held as-needed throughout the year, to:

•	monitor emerging data protection laws and implement changes to our process designed to comply with these laws;

•	identify and assess material risks from cybersecurity threats;

•	provide guidance on our cybersecurity strategy development and implementation;

•	ensure that regular risk assessments and appropriate mitigation strategies are in place;

•	ensure the performance of regular vulnerability and penetration testing and remediation of findings;

•	oversee the implementation and management of cybersecurity-related tools such as security information and event management systems;

•	review relevant service organization controls reports for the MSSP that serves as our Security Operations Center; and

•	require training and security awareness programs for our employees.

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Our Senior Vice President of Risk Management monitors and tests these initiatives on a periodic basis. Additionally, our Chief Financial Officer partners with the MSSP and our information technology staff throughout the organization to manage material risks from cybersecurity threats, as well as to provide managerial and operational support for our information systems and information technology resources on a daily basis.

We also maintain an Incident Response Plan/Policy to coordinate the actions we take to prepare for, detect, respond to and recover from cybersecurity incidents, which include processes to triage, assess severity for, escalate, contain, investigate, and remediate the incident, as well as to comply with potentially applicable legal obligations and mitigate brand and reputational damage. The Incident Response Plan/Policy is tested with tabletop exercises to assess the validity of the plan and to make necessary modifications, as needed, on a bi-annual basis. We utilize a third party Security Information and Event Management (“SIEM”) service to collect, analyze, and correlate security logs and events from various sources across the Piedmont corporate and property networks to detect and respond to cyber threats in real-time. This service coordinates with the IT support team to contain threats and reduce impact. Verified cybersecurity incidents, should they occur, are reported to IT management and trigger response protocols detailed in the Incident Response Plan/Policy.

We utilize external risk advisory and accounting firms to perform an audit focusing on entity-level, application and information technology general computer controls annually, as well as the full cybersecurity risk assessment mentioned above. Audit results and the risk assessments are reviewed by our Chief Financial Officer, the principal of the MSSP, and our Senior Vice President of Risk Management. Any exceptions are addressed with a remediation plan and implemented with appropriate resources. Audit results, risk assessments and remediation plans are discussed with the Audit Committee of the board of directors, who has responsibility for cybersecurity risk oversight, each quarter until all points are fully resolved.

We also identify and oversee cybersecurity risk from third-party service providers through our vendor management policy, overseen by our internal risk management and information technology functional areas, which requires increasing levels of due diligence and required insurance coverages in proportion to each provider’s access to our information systems.

Although we have never experienced a material information security breach nor have we incurred any expenses related to such a breach, we take a proactive approach to managing information security risk. Our process for managing existing and new service providers evaluates the degree to which such service providers will interface with our systems. This process dictates minimum insurance requirements and increased security documentation and protocols as interaction with our systems increases. We also have a cybersecurity awareness training program which includes annual required online training, periodic updates, notices, and reminders, and bi-weekly simulated phishing attacks with required remedial training for failures. Further, we have a documented business continuity plan that is updated and tested on an annual basis and we carry an information security risk insurance policy.

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Cybersecurity Governance

The Audit Committee of the board of directors oversees cybersecurity risk and is comprised of three independent members with diverse expertise including, risk management, technology, and finance, equipping them to oversee cybersecurity risks effectively. The chair of our Audit Committee holds a Certificate in Cybersecurity Oversight from the National Association of Corporate Directors and has previous work experience at a large retailer with point-of-sale cybersecurity exposure. The Audit Committee receives quarterly updates summarizing on-going information technology and cybersecurity initiatives from our Chief Financial Officer and reviews the results of our annual risk assessment and regular cyber risk assessment upon completion. Any significant issues identified are reported to the Audit Committee of the board of directors on a quarterly basis.

As described above, our management team is responsible for the day-to-day assessment and management of material risks from cybersecurity threats through our Chief Financial Officer, our standing management committee on information technology and cybersecurity risk matters and the MSSP. This group would be notified through our Incident Response Plan/Policy and appropriate actions undertaken in accordance with the plan document if a cyber-attack were to occur.

Our Senior Vice President of Risk Management is a Certified Information Systems Auditor (CISA) and a Certified Internal Auditor (CIA) and holds a Certificate in Risk Management Assurance (CRMA). Personnel from the MSSP hold several certifications, including but not limited to: Certified Information Systems Security Professional (“CISSP”); ITIL Foundations; Fortinet Certified Network Security Administration and Professional; and Microsoft Certified IT Professional, Technology Specialist, Solutions Associate. The external risk advisory and accounting firms that we use to perform our audits and assessments described above utilize personnel qualified as one or more of the following to perform our audits and assessments: Certified Information Systems Auditor (CISA), CISSP, Certified Information Security Manager (CISM), and Certified Information Technology Professional (CITP).

Corporate Governance Guidelines and Code of Ethics

Our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has adopted Corporate Governance Guidelines establishing a common set of expectations to assist the board of directors in performing their responsibilities. The Corporate Governance Guidelines, which meet the requirements of the NYSE’s listing standards, address several topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the board committees, director access to management and independent advisers, director compensation, and evaluations of the performance of the board. Our board of directors has also adopted a Code of Ethics, including a conflicts of interest policy, that applies to all our employees, officers and directors. Where appropriate, the principles of the Code also extend to the Company’s business partners, vendors and suppliers. Certain employees, including among others, our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions are required to read the policy and confirm their compliance on an annual basis and all employees, including management, are periodically required to participate in training sessions on workplace ethics, including anti-corruption. The Code of Ethics meets the requirements of the rules and regulations of the SEC. A copy of our Corporate Governance Guidelines and our Code of Ethics is available on our website at www.piedmontreit.com. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waivers.

Additionally, because some of Piedmont’s subsidiaries contract with various federal agencies (typically as a landlord, and sometimes as a construction manager), Piedmont and/or these affiliates are required to comply with certain rules regarding business ethics compliance programs and mandatory disclosure requirements in connection with the performance of government contracts and subcontracts. To help ensure adherence with these requirements, Piedmont has developed a Federal Government Contractor Business Ethics Compliance Program that outlines specific procedures to be followed, including annual training for relevant employees.

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Insider Trading Policy

Our board of directors has adopted an Insider Trading Policy covering directors, officers, employees and select consultants. The policy is designed to promote compliance with insider trading laws, rules, and regulations, as well as any exchange listing standards, and governs the purchase, sale, and dispositions of our securities. This policy is designed to prevent insider trading or allegations of insider trading, and to protect our reputation for integrity and ethical conduct. Our insider trading policy also prohibits our employees, officers and directors from purchasing or selling our securities while in possession of material non-public information including, among other things, information concerning data securities breaches or other cybersecurity events impacting the Company or any of its substantial tenants or business partners.

A copy of our Insider Trading Policy is available on our website at www.piedmontreit.com. Any amendments to, or waivers of, the Insider Trading Policy will be disclosed on our website promptly following the date of such amendment or waivers.

Anti-Bribery, Corruption, and Money Laundering

All of Piedmont’s operations and employees are based in the United States. We typically lease to credit-worthy corporate tenants, the majority of whom are investment grade or nationally recognized corporations or governmental agencies. These corporations are subject to credit review procedures prior to being accepted as a tenant and our vendor list is compared to the Office of Foreign Assets Control database on a quarterly basis. We do not accept cash payments of any type and typically payments that we make or receive are not issued to or from individuals. We reserve the right to refuse to accept funds from or to do business with shell banks or customers whose funds we reasonably believe are derived from criminal activity or from a sanctioned source. Business gifts to governmental officials are strictly prohibited in accordance with Piedmont’s Code of Business Conduct & Ethics policy outlined above. Vendors must provide an IRS Form W-9 prior to receiving payment for their services and payments are annually reported to the IRS in accordance with the Internal Revenue Code. Piedmont has never been subject to a legal or regulatory fine, or settlement associated with violations of bribery, corruption, or anti-competitive standards.

ENVIRONMENTAL AND SOCIAL MANAGEMENT COMMITTEES

Environmental & Social Steering Committee

The Environmental & Social Steering Committee (the “Steering Committee”) supports our on-going commitment to environmental, health and safety, corporate social responsibility, and other relevant public policy matters. The Steering Committee is co-chaired by our Chief Operating Officer and Chief Financial Officer who both report directly to our CEO. Other members of the Steering Committee include our Executive Vice President of Property Management, Vice President of Sustainability and National Initiatives, Senior Vice President of Human Resources, Chief Accounting Officer, and consultants as needed. The Steering Committee regularly reports to both the Chief Executive Officer and the Nominating and Corporate Governance Committee. The cross-functional team meets quarterly and assists our executive leadership team in:

▪	Setting general strategy relating to environmental and social matters;

▪	Developing, implementing, and monitoring initiatives and policies based on that strategy;

▪	Overseeing communications with employees, investors, and stakeholders with respect to environmental and social matters;

▪	Efficient and timely disclosure of environmental and social matters to internal and external stakeholders; and

▪	Identifying and creating processes to manage risks and opportunities associated with climate change.

The Human Resources department, along with the support of the Regional Management team, facilitates and implements our social programs. To date, Piedmont has never been involved in a major environmental controversy or major controversy linked to human rights or corruption. As an owner and operator of commercial office buildings, Piedmont does not produce consumer products and, as such, has never received a notice of violation for non-conformance with regulatory labeling and/or marketing codes or a legal or regulatory fine, settlement, or enforcement action associated with false, deceptive, or unfair marketing, labeling, and advertising.

Energy & Sustainability Committee

The Energy & Sustainability Committee is responsible for carrying out our environmental management policy and programs and is comprised of the Executive Vice President of Property Management, Vice President of Property Management Operations, Vice President of Sustainability and National Initiatives, Director of Engineering, all Regional Managers, and consultants as needed. The Energy & Sustainability Committee meets quarterly to determine how to effectively achieve our corporate environmental management targets.

Assurance

Piedmont’s Internal Audit performs assessments of the underlying control framework supporting publicly available information and validating the completeness and accuracy of the data used in reporting. This department actively reviews policies, controls, and responsibilities as well as provides a deeper dive into specific areas where stockholders have highlighted concerns. Internal Audit has adopted an integrated approach, incorporating environmental, social, and governance risks into their broader audit plans, ensuring environmental, social and governance activities are being tracked, considered, and documented. During 2024, our 2023 asset-level energy, water, emissions, and waste data submitted in our 2024 GRESB Real Estate Assessment and used as the foundation of our metrics reported in our annual ESG report was examined by a third-party according to the Accountability 1000 Assurance Standard v3 (“AA1000AS”). Please refer to the Appendix of our 2023 ESG report for further details and a copy of the Letter of Assurance.

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CORPORATE SOCIAL RESPONSIBILITY

Human Rights

All individuals should be provided with equal opportunities and treated with dignity and respect. Piedmont intends to provide an environment that is pleasant, healthful, comfortable, and free from intimidation, hostilities, or other offenses that might interfere with work performance. Discriminatory conduct of any sort — verbal, physical, or visual — will not be tolerated, whether it is sexual or racial in nature or related to national origin, age, religion, citizenship status, disability, genetic predisposition, or any other characteristic protected by law. Piedmont applies this policy to all its employees, suppliers, and vendors, regardless of their geographic location. Further, the use of child or forced labor, either by the Company or, indirectly, by the Company’s vendors, is specifically prohibited. A copy of our Human Rights Policy is available on our website at www.piedmontreit.com under the ESG tab.

Human Capital and Community

Piedmont is committed to demonstrating fairness, equality, and respect to all individuals that we interact with in our communities. Our commitment includes employee training to raise awareness of how to avoid any prejudice or discrimination as well as regularly monitoring and updating our policies, conduct, and actions.

As of December 31, 2024, we had 150 employees, with approximately one-third of our employees working in our corporate office located in Atlanta, Georgia. Our remaining employees work in local management offices located in each of the office markets we serve. These employees are involved in acquiring, developing, redeveloping, leasing, and managing our portfolio of properties. We outsource various functions where cost efficiencies can be achieved, such as certain areas of information technology, construction, building engineering, security, housekeeping, and leasing. Approximately two-thirds of our workforce is salaried, with the remainder compensated on an hourly basis.

Piedmont is an equal opportunity employer. It is the policy of the Company, from recruitment through employment and promotion, to always provide equal opportunity without regard to race, color, religion, sex, national origin, age, disability, veteran’s status, genetic information, or any other characteristic protected by federal, state, or local anti-discrimination laws. Physical or mental disabilities will be considered only as they may relate to essential functions of each particular job, and only in accordance with applicable law. This policy of equal employment opportunity applies to all of Piedmont’s efforts relating to recruitment and hiring, promotion, compensation, benefits, training, working conditions, termination and all other terms and conditions of employment.

We are committed to hiring and supporting a diverse workforce which is reflective of the communities we serve and that fosters skilled and motivated people working together to deliver results in support of our core business goals and values. We encourage all employees, tenants, and vendors to mutually respect each other.

Additional statistical information regarding our workforce is available on our website at www.piedmontreit.com under the ESG Tab.

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Performance & Career Development

The results that the Company achieves are determined in large part by how we perform — as individuals, as teams, and as a company. The means by which we focus our efforts, use our talents, manage our time and work together will also impact the degree of our success. Performance management is the organized method of monitoring results of work activities, collecting and evaluating performance results to determine achievement of goals, and using performance information to make decisions, allocate resources and communicate whether objectives are met. All employees receive an annual performance review. These evaluations are typically done in the same time frame as the review of annual incentive compensation.

Training & Education

In 2024, our training programs for our employees, managers, and contractors included professional training on workplace harassment, artificial intelligence, and cybersecurity. In addition, employees and managers received performance management, conflict management, customer service, ethics, and safety training. All employees receive information security training multiple times per year and cybersecurity updates, notices, reminders, and simulated cyber-attacks are emailed to all employees bi-weekly.

Health & Safety

The Company endeavors to maintain a safe and secure workplace for all its tenants, contractors, and employees. The Company does not tolerate fighting, threats, or other acts of violence against employees, co- workers, job applicants, clients, or vendors. The Company’s Employee Handbook prohibits workplace harassment and harassment of our employees by third parties, such as contractors, suppliers, vendors, and clients in conjunction with their work. Further, the Company provides medical, dental, vision, disability, and life insurance for each of its employees and their families. Piedmont also emphasizes wellness through its property operations including redesigning common areas and expanding outdoor spaces; adding more touchless features throughout our properties, parking garages and amenity areas; heightened cleaning protocols; and increased fresh air ventilation.

Vendor Code of Conduct

The Piedmont Office Realty Trust, Inc. Vendor Code of Conduct (the “Vendor Code of Conduct”) describes Piedmont’s expectations of how its vendors conduct business. All vendors engaged in providing products and services to Piedmont are expected to embrace this commitment to integrity by complying with the Vendor Code of Conduct and communicating and enforcing the Vendor Code of Conduct provisions throughout their organization and across their supply chain, including to sub-vendors and subcontractors. We require that our vendors understand the requirements of the Vendor Code of Conduct, operate in accordance with the expectations outlined in the Vendor Code of Conduct and comply, at a minimum, with all applicable laws, rules, regulations, and standards within the geographies in which they operate. In addition, our standard vendor contract form requires our vendors to comply with our Code of Business Conduct and Ethics and policies on conflicts of interest and gifts. A copy of the Vendor Code of Conduct is available on our website at www.piedmontreit.com under the ESG tab.

Political Advocacy

Piedmont does not contribute to or make expenditures on behalf of any federal, state, or local candidates for election, referenda, or initiatives; contribute to or make expenditures on behalf of political parties, contribute to or make expenditures on behalf of political committees or other political entities organized and operating under 26 U.S.C. Sec. 527 of the Internal Revenue Code (the “Code”), contribute to any charity or non-profit organization at the request of any federal, state, or local governmental office holder or any candidate for such an office; donate Company time, resources, products or services to any of the foregoing, or pay for advertisements, printing or other campaign expenses. A copy of Piedmont’s Political Spending Policy is available on our website at www.piedmontreit.com under the ESG tab. During the year ended December 31, 2024, the company made no political contributions.

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Piedmont Purpose

Our Piedmont Purpose Initiative focuses on collaboration, commitment, and community. We strive not only to provide the highest quality services to our tenants daily, but also to help meet the needs of each local community that we serve by volunteering and/or financially supporting programs related to medical or human needs and children’s programs that improve the overall quality of life, particularly through charities tied to the real estate industry or our tenants.

Piedmont recognizes the value and benefit of employee volunteerism and fully appreciates its positive impact on the community, the employees, and ultimately the Company, by promoting team building, collaboration, and unity. To promote volunteerism among Piedmont employees, the Company provides a matching program whereby an employee may request time away from work to support a community service project or activity. Preference is given to those organizations that are tied to real estate industry programs or that have a major tenant sponsorship. Our employees have partnered with Piedmont to donate thousands of dollars and hundreds of hours annually to numerous organizations in each of the markets that Piedmont serves.

For further details on our Piedmont Purpose initiative as well as our social responsibility policies, please refer to our latest ESG Report available on our website at www.piedmontreit.com under the ESG tab.

CORPORATE ENVIRONMENTAL RESPONSIBILITY

Environmental & Climate-Related Risk Management

At Piedmont, we consider sustainability to be a long-term commitment which we willingly undertake on behalf of all our stakeholders. We measure and report on our environmental impact and performance annually according to The Task Force on Climate-related Financial Disclosure (TCFD) and Sustainability Accounting Standards Board (SASB) frameworks. We also participate in the annual GRESB Real Estate Assessment. GRESB (formerly known as Global Real Estate Sustainability Benchmark) is the standard by which ESG performance is measured in the real estate industry.

Our Environmental Management System is aligned with ISO 14001 and is comprised of programs and policies that support our identified climate risks. It is a continuous improvement model that allows us to update, expand, and improve our approach over time. Our methods of risk-identification include:

▪	Material topics identified by SASB and GRESB;

▪	Physical risks specific to our property locations identified by FEMA and World Resources Initiatives; and

▪	Information learned through industry groups and peers, well as short-term impacts we are already experiencing such as increasing utility and insurance rates.

For a more detailed discussion of the physical and transitional risks that we have identified and our efforts to mitigate them, please refer to our latest ESG Report available on our website at www.piedmontreit.com under the ESG tab.

Performance Targets & Utility Management Programs

We have committed to energy, water, and greenhouse gas (GHG) performance targets equating to a 30% savings (as compared to our 2018 baseline) for energy and water consumption and a 50% savings for emissions by 2030. In addition, we have committed to and have been approved for the Small and Medium-Sized Enterprises (SMEs) Science Based Targets Initiative in line with the level of decarbonization required to meet the goals of the Paris Agreement – to limit global warming to well-below 2°C above pre-industrial levels and pursue efforts to limit warming to 1.5°C. We utilize the following utility management programs to achieve these targets:

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Industry Partnerships

We leverage industry partnerships including BOMA, ENERGY STAR, U.S. Green Building Council, Green Lease Leaders, and GRESB to confirm and advance the environmental performance of our assets. During 2024, we: were recognized as an ENERGY STAR® Partner of the Year for the fourth consecutive year, this year adding the prestigious “Sustained Excellence” designation; achieved a maximum 5 star designation and “Green Star” recognition with scores ranking in the top decile of all participating listed U.S. companies from GRESB Real Estate Assessment; and selected as a 2022 Green Lease Leader by the Institute for Market Transformation and the U.S. Department of Energy’s Better Buildings Alliance; which is a three-year certification. Finally, we are among the top ten companies nationwide with the most BOMA360 certified buildings. Regarding our industry partnerships:

▪	We certify all eligible properties to ENERGY STAR every year. Ineligible properties include those that are tenant-managed, have low occupancy, or have a score under 75.

▪	We certify all eligible properties to BOMA 360 every three years. Ineligible properties include those that are tenant managed or have low occupancy.

▪	Our LEED O+M assets are routinely re-certified as required by the LEED program.

▪	The Green Lease Leader Program recognizes landlords, tenants, and partnering real estate practitioners from a variety of sectors that incorporate green leasing to drive high-performance and healthy buildings. Piedmont was awarded the Silver recognition for using green leases to protect occupancy health, increase energy efficiency, modernize buildings, and improve tenant-landlord relationships.

▪	The GRESB Real Estate Assessment underpins the investor-driven global ESG benchmark and reporting framework for listed property companies, private property funds, developers, and investors that invest directly in real estate.

Employee Training & Tenant Engagement

All levels of Piedmont employees participate in events throughout the year with BOMA, NAREIT, NAREIM, and NAIOP which regularly cover environmental and climate change topics. In addition, we provide formal, on-demand, environmental training to all of our employees covering topics such as climate change, environmental impacts of the commercial real estate industry, and guidelines around Piedmont’s efforts to reduce its environmental impact.

Tenant activities can contribute to or hinder our success and it is our responsibility to engage with them to ensure they can help us be successful. Our property teams collect and analyze tenant feedback via our Kingsley Survey that is conducted every two years. We track the energy and water usage of all Piedmont-managed buildings and enter it into ENERGY STAR Portfolio Manager monthly. This information, as well as each building’s ENERGY STAR score, is available to tenants upon request. Additionally, our teams share information with tenants via email communications and newsletters. Contents may include information about community events such as bike-to-work day, resources provided by the local utility company with energy-saving recommendations, or on-site e-waste collection events. In accordance with SASB disclosure IF-RE-410a.1, we track the portion of our tenants with green leases, and in accordance with SASB Disclosure IF-RE- 410a.2, we track the portion of our tenants with separate electricity and water meters.

For further details on our Environmental and Climate-Related risk management strategies, Environmental performance targets, utility management programs, and an update on our progress against these targets, please refer to our latest ESG Report available on our website at www.piedmontreit.com under the ESG tab.

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STOCKHOLDER ENGAGEMENT AND OUTREACH

Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy and compensation philosophy. Throughout the year, we meet with our investors to share our perspective and to solicit their feedback on our strategy and performance. During 2024, our executive management team participated in several investor conferences and held hundreds of individual meetings with our investors and analysts. Periodically, we also host investor meetings where our management team meets with investors and/or industry research analysts to discuss our strategy and performance and respond to questions, as well as to tour selected properties in our portfolio. Further, our board has periodically invited significant investors to meet with them directly and our management team has periodically engaged third parties to conduct perception surveys so that we can hear our stockholders’ perspectives and opinions about the Company as we believe the insights provided by our stockholders provide valuable information to be considered in our strategic decisions. Our Charter states that our stockholders have the right to amend the Bylaws.

COMMUNICATIONS WITH STOCKHOLDERS OR OTHER INTERESTED PARTIES

We have established several means for stockholders or other interested parties to communicate their concerns to the board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chair of our Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, ESG programs, business ethics or corporate conduct, the concern may be submitted in writing to the Chair of our Nominating and Corporate Governance Committee in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary at our headquarters address. Stockholders or other interested parties who wish to communicate with our Board Chair or with the non-management directors as a group may do so by writing to our Board Chair at our headquarters address.

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EXECUTIVE

COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices and the decisions made with respect to our 2024 compensation of our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and three other most highly compensated executive officers for the year ended December 31, 2024 (our “2024 NEOs”). Robert K. Wiberg, who served as our Executive Vice President, Northeast Region and Head of Development during 2024, left the employ of the Company as of December 31, 2024. Additionally, in accordance with SEC rules we have included, where applicable, disclosures and discussion related to the compensation of our former Chief Financial and Administrative Officer, Robert E. Bowers, who ceased serving as an executive officer as of November 8, 2024 and left the employ of the Company as of December 31, 2024. We refer to all six individuals collectively as our Named Executive Officers (“NEOs”).

2024 Performance Highlights

Despite a continued challenging operating environment for the office sector in 2024, we accomplished a number of our strategic goals including:

▪	Executed 2.4 million square feet of total leasing, the most leasing we have completed on an annual basis since 2015 and well above our original projections for the year.

▪	Over a million square feet of our 2024 leasing was related to new tenant leases, resulting in absorption for our in-service portfolio and a year-end leased percentage of 88.4%.

▪	Leases executed during 2024 reflected very strong rental rate growth - approximately 12% on a cash basis and almost 20% on an accrual basis, the most impressive we have experienced in the last five years.

▪	Continued to increase the weighted average remaining term of our debt with the completion of $400 million bond offering at a significantly improved credit spread as compared to our 2023 offering.

▪	Recognized as an ENERGY STAR Partner of the Year for the fourth consecutive year, this year adding the prestigious “Sustained Excellence” designation.

▪	Earned the maximum overall “5 star” designation and “Green Star” recognition with scores ranking in the top decile of all participating listed U.S. companies from GRESB Real Estate Assessment.

Key financial metrics for the year ended December 31, 2024 included:

▪	Core Funds From Operations (“Core FFO”) per share was $1.49 per diluted share for the year ended December 31, 2024, as compared to $1.74 per diluted share for the year ended 2023. During the two years ended December 31, 2024, the Company refinanced over $1.0 billion of debt, and have meaningfully lengthened our debt maturity schedule. Given the higher interest rate environment that the United States has experienced over the last two years, this refinancing activity has more than doubled the Company’s annual interest expense resulting in $0.17 per diluted share decrease in Core FFO per diluted share for the year ended in December 31, 2024 as compared to the year ended in December 31, 2023. Additionally, the Company sold two properties during the year ended December 31, 2024 and experienced downtime between the expiration of a few large leases during the year, before newly executed leases commenced late in 2024 or will commence in 2025.

▪	Same Store Net Operating Income (“Same Store NOI”)-cash basis, which was originally forecasted to increase approximately .75%, increased approximately 2.6%, primarily as a result of rental rate roll-ups associated with new and renewal leasing activity.

▪	Annual average net debt to Core EBITDA ratio for the year ended December 31, 2024 was 6.8x, in line with projections.

▪	We were a top quartile performer in terms of total shareholder return (“TSR”), as compared to our peer companies, with TSR for the year reflecting an approximately 31% return.

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2024 Compensation Highlights

Our Compensation Committee noted the following compensation highlights for the year ended December 31, 2024:

Performance-based Compensation. The majority of our executive compensation program is performance-based with payouts under our Short-Term Cash Incentive Compensation Plan (“STIC” or “STIC Plan”) and the Performance Share Component of our Long-Term Equity Incentive Plan (“LTIC” or “LTIC Plan”) calculated in accordance with board-approved, pre-established formulas.

▪	2024 STIC - Payouts under the STIC were calculated in accordance with the formula and performance goals established by the board and based on this formula, we achieved approximately 118% of our STIC target, with our CEO’s individual STIC award representing 118% of his established target.

▪	2022-2024 Performance Shares - Our TSR for the three-year performance period ended December 31, 2024 was a 41% loss, however ranked at the 40th percentile compared to our peers, resulting in a payout of 80% of Target.

Executive Severance Plan

During 2024, based on recommendation from our outside Compensation Consultant, the Compensation Committee adopted a market-based Executive Severance Plan (see further description in “Executive Severance Plan” below). All of our executive officers who had previously been party to Employment Agreements with the Company agreed to terminate their legacy Employment Agreements and participate in the new Executive Severance Plan.

Consideration of “Say on Pay” Voting Results and Key Compensation Highlights

At our 2024 annual meeting, we held a stockholder advisory vote on the compensation of our NEOs. Our stockholders overwhelmingly approved the compensation of our NEOs, with approximately 93% of stockholder votes cast in favor of our “say on pay” resolution. Based on these results, we believe our programs are effectively designed and working well in alignment with the interests of our stockholders. Further, we believe that our 2024 compensation programs include several best practices such as:

▪	Approximately 60% of our Chief Executive Officer’s pay opportunity is performance based and at risk;

▪	66% of our Chief Executive Officer’s 2024 pay opportunity was in the form of long-term equity based compensation;

▪	60% of our NEO’s target from our LTIC Plan is delivered in the form of performance shares, which are earned based on our multi-year TSR relative to our peers;

▪	Our short-term and long-term incentive program contain caps on payouts;

▪	Our Performance Share Program includes an absolute TSR modifier which reduces above target payouts in the event of negative absolute TSR;

▪	The quantitative metrics of our STIC Plan are tied to operational, financial, or market performance measures derived from our annual business plan, and our Compensation Committee reserves the right to decrease payouts in their discretion;

▪	All of our NEOs are subject to the Company’s Clawback Policy, which required them to reimburse us for erroneously awarded incentive-based compensation that they have received if we are required to prepare an accounting restatement (see “Executive Clawback Provisions” below for further details);

▪	Our NEOs and directors are required to meet stock ownership guidelines;

▪	Our executive officers are required to hold any shares received pursuant to our 2007 Ombinus Incentive Plan for a minimum of one year after vesting;

▪	Our Insider Trading Policy prohibits hedging and pledging of our stock by our executive officers and directors;

▪	We do not award perquisites or supplemental executive benefits to our NEOs; and

▪	We do not provide tax gross ups to our NEOs.

As a result of the above considerations, our Compensation Committee decided to retain our general approach to executive compensation for 2024, which links the compensation of our NEOs to our operating objectives and emphasizes the enhancements of TSR.

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Compensation Philosophy and Objectives

We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for our executives while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of predetermined individual and company goals, including, among others, TSR relative to a comparative peer group as further described below.

The objectives of our executive compensation programs are:

▪	to attract and retain candidates capable of performing at the highest levels of our industry;

▪	to create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective pre-determined metrics;

▪	to reflect the qualifications, skills, experience, and responsibilities of each NEO;

▪	to link incentive compensation levels with the creation of stockholder value;

▪	to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

▪	to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Compensation Committee Responsibilities

Our executive compensation program is administered by the Compensation Committee. The Compensation Committee sets the overall compensation strategy and compensation policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy at least annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our strategy.

With respect to the compensation of our CEO, the Compensation Committee is responsible for:

▪	analyzing peer company compensation awards;

▪	reviewing and approving our corporate goals and objectives with respect to the compensation of the CEO;

▪	evaluating the CEO’s performance considering these goals and objectives; and

▪	evaluating the CEO’s compensation (including annual base salary level, annual cash bonus, long-term incentive compensation awards, perquisites and any special or supplemental benefits), based on such evaluations.

With respect to the compensation of our NEOs other than the CEO, the Compensation Committee is responsible for:

▪	analyzing peer company compensation awards;

▪	reviewing and approving the compensation; and

▪	reviewing and approving grants and awards under all incentive-based compensation plans and equity-based plans.

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Role of the Compensation Consultant

To assist in establishing our 2024 compensation plans and analyzing competitive executive compensation levels for 2024, the Compensation Committee utilized the services of Ferguson Partners Consulting L.P. (“FPC”), a nationally recognized compensation consulting firm. FPC was not engaged by management to perform any work on their behalf and the Compensation Committee considered FPC to be independent regarding services performed on its behalf during 2024.

During 2024, FPC provided advice and recommendations regarding our short- and long-term incentive compensation plans for our employees, including our NEOs, and regarding our new Executive Severance Plan. In addition, FPC provided our Compensation Committee input on our director compensation program, competitive market compensation data and recommendations for target pay levels for each component of our 2024 executive compensation program. The FPC compensation consultant periodically attended Compensation Committee meetings as requested by the Compensation Committee and consulted with our Compensation Committee Chair, our Senior Vice President of Human Resources, our CEO, and our CFO as directed by the Compensation Committee on compensation-related issues. We paid FPC approximately $95,000 in 2024 for their compensation consulting services. In addition, in 2024, the Company utilized Ferguson Partners, L.P., an executive search firm and an affiliate of FPC, to assist management with the search for a Chief Financial Officer. Ferguson Partners L.P. was paid approximately $200,000 in 2024 for their executive search services. The engagement of Ferguson Partners L.P. for executive search services was recommended by management and approved by our board of directors.

Compensation Consultant Independence Assessment

During 2024, the Company requested and received information from FPC addressing its independence and potential conflicts of interest, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that FPC is independent and that the work of FPC did not raise any conflict of interest.

Role of Executive Officers in Compensation Decisions

Our CEO reviews the performance of each of the other NEOs and considers the recommendations of our independent compensation consultant regarding each of the other NEOs. Based on this review and input, he makes compensation recommendations to the Compensation Committee for all the NEOs other than himself, including recommendations for performance targets, base salary adjustments, the discretionary components of our short-term cash incentive compensation, and long-term equity-based incentive awards. The Compensation Committee considers these recommendations along with data and input provided by our independent compensation consultant. The Compensation Committee retains full discretion to set all compensation for the executive officers.

Market Reference and Benchmark Compensation Data

In October 2024, FPC provided our Compensation Committee with a competitive market analysis of our NEOs’ pay levels relative to the practices of a peer group of 15 public REITs. The peer group utilized for 2024 was modified slightly from the peer group utilized for 2023. American Assets Trust, Inc. was removed from the peer group and InvenTrust Properties Corp., LTC Properties, Inc., and Retail Opportunity Investments Corp. were added as peers. The peer group includes companies that either primarily invest in office properties or select other REITs that may invest in other asset classes but are similar in terms of size and scope of operations.

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The following table provides the names and estimated financial information for each peer company at the time the Compensation Committee reviewed the market data in October of 2024:

Company	Implied Equity Market Capitalization ($B)	Total Capitalization ($B)	Sector
Acadia Realty Trust	2.6	4.8	Retail REIT
Brandywine Realty Trust	1.0	3.3	Office REIT
COPT Defense Properties	3.5	6.0	Office REIT
Cousins Properties Incorporated	4.5	7.2	Office REIT
Easterly Government Properties, Inc.	1.5	2.9	Office REIT
Elme Communities	1.5	2.2	Residential REIT
Empire State Realty Trust, Inc.	3.0	5.6	Office REIT
Highwoods Properties	3.6	6.9	Office REIT
InvenTrust Properties Corp.	2.2	3.1	Retail REIT
JBG SMITH Properties	1.8	4.5	Diversified REIT
LTC Properties, Inc.	1.5	2.5	Healthcare REIT
LXP Industrial Trust	2.8	4.5	Industrial REIT
Paramount Group, Inc.	1.2	5.4	Office REIT
Retail Opportunity Investments Corp.	2.1	3.6	Retail REIT
Tanger Factory Outlet Centers, Inc.	3.8	5.4	Retail REIT
Median	2.2	4.5
Piedmont Office Realty Trust	1.2	3.5	Office REIT

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We apply our compensation policies to all of our NEOs on the same basis, with differences in compensation opportunities between each of our executive officers reflecting each of the officers’ roles, responsibilities and personal performance within our Company, as well as market pay practices. In October 2024, FPC provided our Compensation Committee with an analysis of our NEO’s 2024 target pay opportunity relative to the compensation paid to executives employed by the peer group above in comparable positions. The analysis utilized the most recently filed proxy for each company in the peer group and FPC’s proprietary compensation database. The pay opportunities of our CEO, CFO, and COO were benchmarked to the peer group based on positional match as disclosed in 2024 proxy statements. Both proxy data and supplemental peer group data for applicable benchmark peers based on FPC’s proprietary compensation database were utilized for Mr. Kollme and Mr. Wiberg’s pay analysis. Benchmark results were generally as follows:

Total 2024 Benchmark Compensation (1)

		25th Percentile ($M)	50th Percentile ($M)	75th Percentile ($M)	Average ($M)
President & Chief Executive Officer	Proxy Data of Peer Group	5.0	5.9	7.2	6.1
EVP & Chief Financial & Administrative Officer	Proxy Data of Peer Group	1.9	2.2	2.7	2.4
EVP, Investments	Proxy and Supplemental Data of Peer Group	1.0	1.3	1.7	1.4
EVP & Chief Operating Officer	Proxy Data of Peer Group	1.8	1.9	2.3	2.0
EVP, Northeast Region & Head of Development	Proxy and Supplemental Data of Peer Group	1.2	1.3	1.5	1.3

(1) Total 2024 Benchmark Compensation includes most recently reported base salary, target annual cash incentive, target long-term equity incentives (if target is not reported, market or notional value of equity award on grant date) for peer companies.

Additional results of the benchmark peer data included the following key findings:

▪	On an absolute dollar basis, Piedmont is slightly below the 25th percentile of the Peer Group.

▪	Our CEO’s target pay opportunity is slightly above the 35th percentile and is approximately 13% below the median of the peer group.

▪	On a size-adjusted basis, Piedmont’s aggregate NEO compensation is at the 39th percentile as a percent of total capitalization and the 79th percentile relative to the Company’s implied market capitalization.

Piedmont’s relative pay positioning for the other NEOs is generally consistent with prior year, with NEOs ranging from the 20th to 40th percentile of the peer group.

In addition to considering market reference data set forth above in making decisions about our NEOs’ compensation opportunities and actual compensation to be paid, the Compensation Committee considers other factors such as each executive officer’s experience, scope of responsibilities, performance and prospects; internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities; and individual performance of each NEO during their tenure with Piedmont.

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Elements of 2024 Executive Compensation

Base Salary

Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. The goal of our base salary program is to provide salaries at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect short-term cash incentive compensation because each NEO’s target opportunity is expressed as a percentage of base salary. The following items are generally considered by the Compensation Committee when determining base salary annual increases; however, no particular weight is assigned to an individual item:

▪	market data provided by the compensation consultant;

▪	comparability to compensation practices of other office REITs of similar size;

▪	our financial resources;

▪	the executive officer’s experience, scope of responsibilities, performance and prospects;

▪	internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and prospects; and

▪	individual performance of each NEO during the preceding calendar year.

In February of 2024, after considering the recommendations made by FPC, as well as the CEO’s feedback regarding individual performance on all NEOs other than himself, our Compensation Committee awarded salary increases to each of our NEOs other than Mr. Smith ranging from 1-3%. Mr. Smith’s salary was not adjusted and Ms. Rexroad did not become an employee of the Company until October 1, 2024.

Short-Term Cash Incentive Compensation Plan

We provide an annual STIC Plan for our NEOs that sets forth target cash incentive payments as a percentage of each NEO’s base salary as follows:

	Annual Short-Term Cash Incentive Compensation as a % of Base Salary
Name and Position	Threshold	Target	Maximum
C. Brent Smith President & Chief Executive Officer	75%	150%	225%
Sherry L. Rexroad EVP - Chief Financial Officer	50%	100%	150%
Christopher A. Kollme EVP - Investments	50%	100%	150%
George M. Wells Chief Operating Officer	50%	100%	150%
Robert K. Wiberg EVP - Northeast Region and Head of Development	35%	70%	105%
Robert E. Bowers Former Chief Financial and Administrative Officer	50%	100%	150%

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The actual amounts earned under the STIC Plan may be greater or less than the NEO’s respective target based on actual performance against the performance goals established by the Compensation Committee at the beginning of each year, as well as assessment of each NEO’s personal contributions and performance for the year. The following table sets forth the relative weighting of each of the performance goals established by the Compensation Committee for the 2024 STIC Plan:

Components of NEO 2024 Short Term Incentive Plan

All of the performance measures established by the Compensation Committee for 2024 were based on specific corporate metrics measured on a quantitative basis, with the exception of the Strategic Priorities (including ESG) measure which the Compensation Committee considered on a qualitative basis. Those qualitative considerations included, but were not limited to, the CEO’s assessment of each NEO’s performance other than his own, as well as the board’s assessment of certain overall corporate goals, such as relative ESG performance as compared to our peers. The performance goals that the Compensation Committee established for each of the quantitative metrics were derived from critical components of our annual business plan and were considered achievable, but not without above average performance. 2024 target and actual performance for each of the STIC performance goals were as follows:

Performance Measure	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Actual Performance	% Over (Under) Performance vs. Target Goal
Core FFO per share relative to budget	$1.42	$1.48	$1.55	$1.49	0.7
Net Debt to Core EBITDA relative to budget (in x)	7.5	6.8	6.1	6.8	--
Increase / (Decrease) in Same Store Net Operating Income (cash)	(1.25%)	.75%	2.75%	2.6%	1.85
Leasing Volume (in thousands of square feet)
New SF Leasing	675	900	1,125	1,014	12.7
Renewal SF Leasing	563	750	938	1,379	83.9
Strategic Priorities (including ESG)	Qualitative			Target

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Core FFO performance is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a key factor for equity analysts and when present or potential stockholders make investment decisions about our securities. See the definition of Core FFO and the reconciliation of GAAP net income applicable to common stock to Core FFO in Appendix A. As provided under the terms of the STIC, the Compensation Committee adjusted the target performance goal for this metric by $0.02/share to reflect the negative impact of increased interest expense as a result of an unbudgeted bond offering in June of 2024, which extended our debt maturity profile.

Net Debt to Core EBITDA is important because maintaining the appropriate capital structure, including the magnitude of total debt relative to our earnings, is critical to the overall financial strength of the Company. Additionally, as a REIT, we are required to pay out 90% of our taxable income each year in the form of dividends to our stockholders. Therefore, we must constantly manage credit ratios and proactively seek new sources of capital for our Company which requires careful management of the magnitude, timing, and cost of our borrowings. Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting.

Same Store NOI is important as a supplemental comparative performance measure, which measures income generated from the same group of properties from one period to the next. The measure is an area of focus for equity analysts and our current and prospective investors. Every 1% variance in performance in this measure increases or decreases the targeted award by 2.5%, based on relative weighting.

See Appendix A for the calculation of Net Debt to Core EBITDA and for the reconciliation of Net income/(loss) applicable to Piedmont to Same Store NOI.

Leasing Volumes are important as managing lease renewals, leasing up vacant space, and keeping our portfolio as fully leased as possible directly impacts our cash flow, financial results, and long-term growth of our funds from operations and value of our equity securities. Targets are tied to our annual business plan. Every 1% variance in performance increases or decreases the targeted award by 2%, based on relative weighting.

Strategic Priorities, including ESG, are considered important as they allow the Compensation Committee to appropriately reward aspects of the management team’s or individual’s performance that may not be captured by purely quantitative metrics.

For 2024, our Compensation Committee and the board of directors considered the management team’s operational accomplishments including leasing success, progress in addressing near term debt maturities, and ESG accomplishments such as:

▪	continuing to maintain above average ISS ESG scores relative to its peer group;

▪	earning ENERGY STAR® Partner of the Year for the fourth consecutive year and Sustained Excellence designation for the first time;

▪	achieving the maximum overall “5 star” designation and “Green Star” recognition with scores ranking in the top decile of all participating listed U.S. companies from GRESB Real Estate Assessment.

As a result of these considerations, as well as consideration each NEO’s individual accomplishments and contributions achieved, our Compensation Committee and the board of directors determined to assess the achievement of the strategic priorities component within our NEO’s STIC Plan at target level.

Based on the above performance metrics in the aggregate, the STIC payout pool was approximately 118% of target for the year, with individual awards subject to further adjustment based on individual performance and other considerations as described below.

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Actual awards are calculated based on performance against the above metrics with performance below threshold for an individual component resulting in no payout for that particular component and out performance for each component being capped at 150%. In February 2025, after (i) reviewing the results of the quantitative performance measures as set forth in the table above; (ii) considering the CEO’s assessment of each of the other NEO’s performance; and (iii) assessing the CEO’s performance, the Compensation Committee determined actual awards for the 2024 performance period for each individual NEO as follows:

Name	2024 Target Annual Incentive ($)	2024 Actual Annual Incentive ($)	2024 Actual Annual Incentive as a % of Target
Mr. Smith	1,050,000	1,236,480	118%
Ms. Rexroad	475,000	139,840(1)	118%
Mr. Kollme	378,750	389,204	103%
Mr. Wells	410,000	500,000	122%
Mr. Wiberg	252,000	296,755	118%
Mr. Bowers	475,000	559,360	118%

(1) Ms. Rexroad’s award was prorated based on her October 1, 2024 date of hire.

Long-Term Incentive Compensation Plan

The objective of our LTIC Plan is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies and that is designed to encourage each of our NEOs to balance long-term company performance with short-term company goals and to foster employee retention.

Our NEOs’ LTIC opportunity is comprised of a multi-year Performance Share Program and Annual Deferred Stock Units as follows:

Components of NEO 2024 Long-Term Incentive Plan

Each of our NEO’s LTIC opportunity is established by the Compensation Committee based on recommendations from our compensation consultant and our CEO for each NEO, other than himself, regarding comparability with awards to officers of our peer group of office REITs as well as taking into consideration each officer’s salary and experience level.

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A summary of each of our NEO’s LTIC opportunity for the year ended December 31, 2024 is as follows:

Name	2024 Target - Performance Share Program(1) ($)	2024 Deferred Stock Unit Award(2) ($)	Total 2024 LTIC Opportunity ($)
Mr. Smith	2,040,000	1,360,000	3,400,000
Ms. Rexroad	N/A(3)	600,000	600,000
Mr. Kollme	225,000	150,000	375,000
Mr. Wells	412,500	275,000	687,500
Mr. Wiberg	210,000	140,000	350,000
Mr. Bowers	562,500	375,000	937,500

(1) As further described below, actual Performance Share Program awards may range from 0%-200% of target based on Piedmont’s relative TSR performance for the three-year performance period ended December 31, 2026.

(2) Shares granted vest over four years beginning on the anniversary of the grant date.

(3) Per the terms of Ms. Rexroad’s offer letter, she is entitled to a $950,000 target LTIC opportunity in 2025 that will be allocated 60% to the performance share program and 40% to a deferred stock unit award consistent with other NEOs.

To date, LTIC awards have only been granted in the form of performance shares or deferred stock units pursuant to the 2007 Omnibus Incentive Plan approved by our stockholders. The Compensation Committee has determined that, as a REIT, the grant of such awards is appropriate because our high dividend distribution requirements lead to a significant portion of our total stockholder return being delivered through our dividends. Although our 2007 Omnibus Incentive Plan permits the issuance of other types of equity awards, including stock options, we have never issued stock options to any of our employees, including our NEOs, and anticipate that any future equity awards granted will continue to be similar in form to our previous awards. Further, our Compensation Committee has prohibited the cash buyout of underwater options, should any options ever be issued. Finally, we have: applied a minimum one-year holding period after vesting for our equity-based awards; instituted a minimum one-year vesting requirement for equity awards; and required each of our executive officers, including our NEOs, to maintain a minimum level of stock ownership (see Stock Ownership Guidelines below). We feel that appropriately designed equity-based awards, particularly those with future vesting provisions, promote a performance-focused culture and align our employees’ interests with those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with us for an extended period of time.

Performance Share Program

The purpose of the Performance Share Program is to motivate and reward long term performance. Participants are provided with the opportunity to earn shares of Piedmont stock based on our TSR performance relative to a broad, pre-determined peer group over a three-year performance period. Performance cycles overlap, with a new three-year performance cycle beginning each year. The TSR Percentile Rank for each active plan will continue to change throughout the respective performance period. After the end of each three-year performance period, any earned awards will be paid by the Company based upon actual relative performance against the board- determined peer group.

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The peer group for each of our active Performance Share Programs was established at the beginning of each respective Performance Period and includes the following companies:

Brandywine Realty Trust

City Office REIT, Inc.

COPT Defense (fka Corporate Office Properties Trust)

Cousins Properties Incorporated

Douglas Emmett, Inc.

Empire State Realty Trust, Inc.

Franklin Street Properties Corp.

Highwoods Properties, Inc.

Hudson Pacific Properties, Inc.

JBG SMITH Properties

Kilroy Realty Corporation

Orion Office REIT, Inc.

Paramount Group, Inc.

Vornado Realty Trust

The peer group used for the Performance Share Program includes many of the same companies that our compensation consultant uses for market reference and benchmarking purposes (See “Market Reference and Benchmark Compensation Data” above); however, peers chosen for the Performance Share Program are typically chosen based on the asset class, geography, and size of their portfolio, whereas peers chosen by our compensation consultant for market reference and benchmarking purposes are typically chosen because they fit a desired size or cost of living profile so as not to unfairly skew the market compensation data used for comparison purposes.

Participants in the Performance Share Program have a defined target award expressed as a number of shares which is calculated at the beginning of each performance period by dividing each participant’s targeted value (see table above) by the closing price of Piedmont’s stock on the grant date. The target number of shares established for each participant may be earned if Piedmont’s TSR is at the median of the peer group, up to 200% of target may be earned if Piedmont’s TSR is at or above the 75th percentile of the peer group, and 50% of target may be earned if Piedmont’s TSR is at the 25th percentile of the peer group. No shares are earned if Piedmont’s TSR is below the 25th percentile. If our return is between the 25th and 75th percentile, the payout will generally be determined by linear interpolation; however, any shares that would have been earned above target levels are subject to a reduction of up to 30% in the event of negative absolute TSR performance.

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The following table sets forth the status of each active Performance Share Program as of December 31, 2024:

	TSR Percentile Rank as of December 31, 2024	Actual or Estimated Payout Percentages of Target Based on Percentile Rank as of December 31, 2024
2022 - 24 Performance Share Program	40th	80% (Actual)
2023 - 25 Performance Share Program	47th	93% (Estimated)
2024 - 26 Performance Share Program	80th	200% (Estimated)

The range of shares that could be earned by each NEO for the 2024 – 2026 performance period is set forth in the Grants of Plan Based Awards table below.

Annual Deferred Stock Unit Opportunity

The purpose of the Annual Deferred Stock Unit opportunity is to reward annual performance and encourage employee retention through discretionary, time-based awards at the beginning of each calendar year.

Each of our NEO’s LTIC opportunities is established by the Compensation Committee based on recommendations from our compensation consultant and our CEO. After considering these recommendations, as well as our CEO’s evaluation of the performance of each NEO other than himself, on February 20, 2024, the Compensation Committee determined the number of deferred stock units to be granted to each of our NEOs pursuant to the 2024 Annual Deferred Stock Unit opportunity. The awards granted vest in 25% increments over four years beginning on the anniversary of the date of grant. Any dividend equivalent rights are paid out upon vesting of the underlying shares.

See “Grants of Plan Based Awards for 2024” table below for information on the number of deferred stock units granted to each of the NEOs pursuant to each of these awards during 2024.

Benefits

All our NEOs currently participate in the health and welfare benefit programs, including medical, dental and vision care coverage, disability, long-term care and life insurance, and our 401(k) plan that are generally available to the rest of our employees. We do not have any special benefits or retirement plans for our NEOs.

Executive Severance Plan

During 2024, based on recommendation from our outside Compensation Consultant, the Compensation Committee adopted a market-based Executive Severance Plan. The Executive Severance Plan covers our executive officers and executives with the title of executive vice president designated by the Compensation Committee who receive and execute a participation agreement under the Executive Severance Plan. All of our NEOs elected to participate in the Executive Severance Plan, with those who had previously been party to employment agreements with the Company agreeing to terminate their legacy employment agreements.

Under the Executive Severance Plan, in the event that an executive officer participant is terminated by the Company other than for Cause or any such participant resigns for Good Reason (in each case, not in connection with a Change in Control) (as such capitalized terms are defined in the Executive Severance Plan), such participant shall receive:

(a)  a cash amount equal the applicable severance multiplier multiplied by the sum of the participant’s annual base salary and target annual bonus,

(b) a pro-rated portion of the participant’s target annual bonus for the fiscal year in which the termination occurs,

(c)  a cash payment equal to twelve months of the participant’s full monthly premium charged for coverage under the Company’s group medical plan multiplied by the applicable severance multiplier and multiplied by 170%, and

(d) a lump sum payment of the participant’s Accrued Compensation (as defined in the Executive Severance Plan).

The severance multiplier applicable to a termination not for Cause or a resignation for Good Reason (in each case, not in connection with a Change in Control) shall be:

(a) in the case of the Chief Executive Officer, 2x, and

(b)  in the case of an executive officer who is not the Chief Executive Officer, 1x.

Under the Executive Severance Plan, all time-based awards will vest as of the participant’s termination of employment. Any performance-based equity awards held by any such participant will be treated in accordance with the terms of the Company’s long-term incentive plan and any applicable individual award agreement. No Plan participant other than our CEO and our Executive Officers, as defined in the Plan, is eligible for severance other than in connection with a Change in Control; however, these individuals will continue to be subject to normal Company severance policies as applicable in the ordinary course of business.

In the event that any participant’s employment is terminated other than for Cause or any such participant resigns for Good Reason within three months prior to or 24 months after a Change in Control, such participant shall receive

(a)  a cash amount equal the applicable severance multiplier multiplied by the sum of the participant’s annual base salary and target annual bonus,

(b) a pro-rated portion of the participant’s target annual bonus for the fiscal year in which the termination occurs,

(c)  a cash payment equal to twelve months of the participant’s full monthly premium charged for coverage under the Company’s group medical plan multiplied by the applicable severance multiplier and multiplied by 170%, and

(d) a lump sum payment of the participant’s Accrued Compensation.

The severance multiplier applicable to a termination not for Cause in connection with a Change in Control or a resignation for Good reason in connection with a Change in Control shall be

(a) in the case of the Chief Executive Officer, 3x,

(b)  in the case of an executive officer who is not the Chief Executive Officer, 2x, and

(c)  in the case of a designated executive vice president, 1x.

All time-based equity awards will vest as of the participant’s termination of employment.

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Any performance-based equity awards outstanding at the time of a Change in Control shall automatically convert to a time-based vesting equity award equal to the target number of shares underlying the award multiplied by the greater of the actual level of achievement of the performance goals and the target level of achievement. The converted awards will remain subject to the original time-based vesting conditions applicable to the award unless there is a qualifying termination, in which case such awards would vest, consistent with other time-based equity awards.

Under the terms of the participation agreements signed by each of the executive officers subject to the Executive Severance Plan, the executive officers have agreed to customary restrictive covenants, including a 1-year non-compete that would apply from the termination of the participant’s employment. In addition, the foregoing severance benefits are subject to the affected participant timely executing an agreement and release, which releases all claims against the Company and other parties, subject to customary exceptions. The Company has reserved the right to amend, modify, terminate or discontinue the Executive Severance Plan subject to certain limitations. See “Potential Payments Upon Termination or Change of Control” below.

Our Compensation committee believes that the Executive Severance Plan is an important factor in attracting individuals to join our Company and/ or an important factor in the retention of our management team. The Executive Severance Plan does not provide for tax “gross ups” in the event payments are made.

Executive Claw Back Policy

All of our NEOs are subject to a claw back policy that complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Rule 10D-1 under the Exchange Act and NYSE listing standards (the “Clawback Policy”). The provisions of the Company’s Clawback Policy require that in the event of an accounting restatement, our executive officers must promptly repay or return certain excess incentive-based compensation (whether cash or equity-based) received during an applicable three-year recovery period to the Company.

Stock Ownership Guidelines

Our board of directors has established stock ownership guidelines whereby our NEOs are required to own stock equal to the lesser of shares with a value equal to a specified multiple of their base salary or a specific number of shares as follows.

	Lesser of:
	Multiple of Salary	Shares of Stock
President & Chief Executive Officer	5x	195,000
EVP - Chief Financial Officer	3x	75,000
Other EVPs	2x	30,000

Each of our NEOs has met his or her respective ownership requirement, other than Ms. Rexroad, who joined the Company on October 1, 2024. In addition, each NEO is required to hold any shares received pursuant to our 2007 Omnibus Incentive Plan for a minimum of one year after vesting. Each member of our board of directors is required to own the lesser of 22,000 shares (27,500 shares effective January 1, 2025) or $400,000. All our directors currently meet this requirement with the exception of Mr. Durvasula, who is not standing for re-election; Ms. Hager who joined our board in 2022 and has until 2028 to meet this requirement; and Ms. Donnley and Messers. Lewis and Donnelly who joined the board in February 2025 and have until 2031 to meet this requirement.

Prohibition on Hedging and Pledging

Our insider trading policy prohibits our employees, officers, and directors from hedging their ownership of our stock, including a prohibition on short sales and buying or selling of puts and calls as well as pledging our securities or otherwise using our securities as collateral. None of our executive officers or directors holds any of our stock subject to pledge.

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Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information

The Compensation Committee does not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. During 2024, the Company did not grant stock options (or similar awards) to any executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that disclosed material non-public information.

2024 EXECUTIVE
COMPENSATION TABLES

The following tables set forth information concerning the compensation of our NEOs for the three years ended December 31, 2024, reported in accordance with SEC rules.

Summary Compensation Table

Name & Principle Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
2024 NEOs
C. Brent Smith President & Chief Executive Officer	2024	700,000	3,739,478(3)	1,236,480	23,000(7)	5,698,958
	2023	700,000	5,377,972(2)(4)	1,050,000	22,748	7,150,720
	2022	650,000	2,478,040(5)	877,500	20,748	4,026,288
Sherry L. Rexroad Executive Vice President & Chief Financial Officer	2024	122,143(6)	600,000(3)	139,840(6)	53,094(7)	915,077
Christopher A. Kollme Executive Vice President - Investments	2024	378,750	412,442(3)	389,204	30,500(7)	1,210,896
	2023	373,750	633,889(2)(4)	340,000	30,250	1,377,889
	2022	363,750	366,748(5)	340,000	27,250	1,097,748
George M. Wells Executive Vice President & Chief Operating Officer	2024	410,000	756,144(3)	500,000	30,500(7)	1,696,644
	2023	400,000	821,867(2)(4)	425,000	30,250	1,677,117
	2022	375,000	432,712(5)	365,000	27,250	1,199,962
Robert K. Wiberg(9) Executive Vice President - Northeast & Head of Development	2024	360,000	213,999(3)	296,755	210,500(7)	1,081,254
	2023	360,000	576,811(2)(4)	230,000	30,174	1,196,985
	2022	355,000	371,752(5)	230,000	27,174	983,926
Other NEOs
Robert E. Bowers(8) Executive Vice President & Chief Financial & Administrator Officer	2024	475,000	573,212(3)	559,360	1,948,891(7)	3,556,463
	2023	465,000	1,638,875(2)(4)	465,000	30,173	2,599,048
	2022	455,000	1,032,936(5)	440,000	27,173	1,955,109

(1) In accordance with SEC rules, the stock award column includes the estimated aggregate grant date fair value of the Performance Share Component of our LTIC program at target level, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. See “Stock Vested” table below for the value of actual stock awards that vested during the year ended December 31, 2024.

(2) As further described under Long-Term Incentive Compensation Plan above, beginning in 2023, the Compensation Committee decided to conform the Annual Deferred Stock Unit component of our LTIC Plan to prevailing market practice by decreasing the percentage of our NEOs’ LTIC opportunity allocated to Annual Deferred Stock Units and granting discretionary, time-based awards at the beginning of each calendar year with no immediate vesting. As such, in accordance with SEC rules, the deferred stock units awarded in early 2023 for both the 2022 (in arrears) and 2023 (prospective) service periods are included in the 2023 Summary Compensation Table above; however, beginning with 2024, such awards are granted and included in the Summary Compensation Table in the same year.

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(3) Represents the aggregate grant date fair value of potential awards under the 2024-26 Performance Share Program at target levels and deferred stock awards granted in 2024 under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payments (“ASC Topic 718”). Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair values of the annual deferred stock awards granted in 2024 were based on the closing price of our common stock on the February 20, 2024 and, specifically for Rexroad, October 1, 2024 grant dates of $6.55 per share and $9.90 per share, respectively. The aggregate grant date fair value of the 2024 Performance Share Program was based on an estimated fair value per share as of the February 20, 2024 grant date of $7.64 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2024-26 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $4,759; Bowers — $1,312; Kollme — $525, Wells — $962, and Wiberg — $490.

(4) Represents the aggregate grant date fair value of potential awards under the 2023-25 Performance Share Program at target levels and deferred stock awards granted in 2023 under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payments (“ASC Topic 718”). Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair values of the annual deferred stock awards granted in 2023 were based on the closing price of our common stock on the February 13, 2023 and February 23, 2023 grant dates of $10.55 per share and $9.47 per share, respectively. The aggregate grant date fair value of the 2023 Performance Share Program was based on an estimated fair value per share as of the February 23, 2023 grant date of $12.37 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2023-25 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $5,016; Bowers — $1,458; Kollme — $588, Wells — $784, and Wiberg — $549.

(5) Represents the aggregate grant date fair value of potential awards under the 2022-24 Performance Share Program at target levels and the deferred stock awards granted in 2022 for 2021 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with ASC Topic 718. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2021 annual deferred stock award granted in 2022 was based on the closing price of our common stock on the February 10, 2022 grant date of $16.85 per share. The aggregate grant date fair value of the 2022 Performance Share Program was based on an estimated fair value per share as of the February 17, 2022 grant date of $17.77 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2022-24 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Smith — $2,856; Bowers — $966; Kollme — $364, Wells — $415, and Wiberg — $364.

(6) Reflects a partial year of service based on Ms. Rexroad’s October 1, 2024 start date.

(7) All other compensation for 2024 was comprised of the following:

Name	Matching Contributions to 401(k)* ($)	Severance	Relocation Costs	Total Other Compensation ($)
C. Brent Smith	23,000	--	--	23,000
Sherry L. Rexroad	3,094	--	50,000	53,094
Christopher A. Kollme	30,500	--	--	30,500
George M. Wells	30,500	--	--	30,500
Robert K. Wiberg	30,500	180,000	--	210,500
Robert E. Bowers	28,858	1,920,033	--	1,948,891

*Paid pursuant to the same benefit plans offered to all our employees.

(8) Mr. Bowers transitioned out of his role as Chief Financial and Administrative Office on November 8, 2024 and left the employ of the Company on December 31, 2024. See “Potential Payments Upon Termination or Change of Control.”

(9) Mr. Wiberg entered into a Separation agreement with the Company, dated December 31, 2024. See “Potential Payments Upon Change of Control.”

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Grants of Plan-Based Awards

The table below sets forth: (1) the threshold, target, and maximum of our 2024 STIC Plan and Performance Share Component of our 2024-26 LTIC Plan, and (2) the actual shares that were granted in 2024 pursuant to the Deferred Stock Component of our LTIC Plan.

	Grant Date	Estimated Potential Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Potential Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)	Number of Shares of Stock
C. Brent Smith
2024 STIC Plan		$525,000	$1,050,000	$1,575,000
2024 LTIC Plan
2024-26 Performance Share Component	February 20, 2024				155,725	311,450	622,900		$2,379,478(4)
Deferred Stock Component								207,634(3)	$1,360,000
Sherry L. Rexroad
2024 STIC Plan		$237,500	$475,000	$712,500
2024 LTIC Plan
Deferred Stock Component	October 1, 2024							60,606(3)	$600,000
Christopher A. Kollme
2024 STIC Plan		$189,375	$378,750	$568,125
2024 LTIC Plan
2024-26 Performance Share Component	February 20, 2024				17,176	34,351	68,702		$262,442(4)
Deferred Stock Component								22,901(3)	$150,000
George M. Wells
2024 STIC Plan		$205,000	$410,000	$615,000
2024 LTIC Plan
2024-26 Performance Share Component	February 20, 2024				31,489	62,977	125,954		$481,144(4)
Deferred Stock Component								41,985(3)	$275,000

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	Grant Date	Estimated Potential Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Potential Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)	Number of Shares of Stock
Robert K. Wiberg
2024 STIC Plan		$126,000	$252,000	$378,000
2024 LTIC Plan
2024-26 Performance Share Component	February 20, 2024				4,483	9,686	19,371		$81,649(4)
Deferred Stock Component								21,374(3)	$140,000
Robert E. Bowers
2024 STIC Plan		$237,500	$475,000	$712,500
2024 LTIC Plan
2024-26 Performance Share Component	February 20, 2024				12,972	25,944	51,888		$218,703(4)
Deferred Stock Component								57,252(3)	$375,000

(1) Represents cash payout opportunity for 2024 under the STIC Plan. The amounts actually earned for 2024 are included in the non-equity incentive plan compensation column of the Summary Compensation Table.

(2) Represents the potential number of shares associated with the payout opportunity under the 2024-26 Performance Share Component of the 2024 LTIC Plan. Any amounts earned will be granted in the form of common stock in 2027.

(3) Represents shares awarded in 2024 pursuant to the Deferred Stock Component of the 2024 LTIC Plan. Shares vest over a four-year period, beginning on the anniversary of the date of grant.

(4) Based on an estimated fair value per share as of the grant date calculated utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements.

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Outstanding Equity Awards at Fiscal Year End

The table below sets forth: (1) the threshold, target, and maximum of our 2024 STIC Plan and Performance Share Component of our 2024-26 LTIC Plan, and (2) the actual shares that were granted in 2024 pursuant to the Deferred Stock Component of our LTIC Plan.

	Deferred Stock Component		Performance Share Component
	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Shares of Stock That Have Not Vested (#)	Equity Incentive Plan Awards Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
C. Brent Smith
February 10, 2022 Award(2)(6)	15,578	173,851
February 17, 2022 Plan Award(1)(6)			64,290	717,472
February 13, 2023 Award(2)(7)	75,355	777,664
February 23, 2023 Award(3)(7)	101,373	1,046,169
February 23, 2023 Plan Award(4)(7)			188,554	1,945,875
February 20, 2024 Award(3)(8)	207,634	2,003,668
February 20, 2024 Plan Award(5)(8)			622,900	6,010,985
Total	399,940	4,001,352
Sherry L. Rexroad
October 1, 2024 Award(3)(9)	60,606	562,121
Total	60,606	562,121
Christopher A. Kollme
February 10, 2022 Award(2)(6)	2,744	30,623
February 17, 2022 Plan Award(1)(6)			8,182	91,316
February 13, 2023 Award(2)(7)	9,004	92,921
February 23, 2023 Award(3)(7)	11,879	122,591
February 23, 2023 Plan Award(4)(7)			22,096	228,029
February 20, 2024 Award(3)(8)	22,901	220,995
February 20, 2024 Plan Award(5)(8)			68,702	662,974
Total	46,528	467,130
George M. Wells
February 10, 2022 Award(2)(6)	3,338	37,252
February 17, 2022 Plan Award(1)(6)			9,351	104,359
February 13, 2023 Award(2)(7)	10,900	112,488
February 23, 2023 Award(3)(7)	15,839	163,459
February 23, 2023 Plan Award(4)(7)			29,461	304,042
February 20, 2024 Award(3)(8)	41,985	405,155
February 20, 2024 Plan Award(5)(8)			125,954	1,215,456
Total	72,062	718,354

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	Deferred Stock Component		Performance Share Component
	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards Number of Shares of Stock That Have Not Vested (#)	Equity Incentive Plan Awards Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Robert K. Wiberg
February 10, 2022 Award(2)(6)	--	--
February 17, 2022 Plan Award(1)(6)			8,182	91,316
February 13, 2023 Award(2)(7)	--	--
February 23, 2023 Award(3)(7)	--	--
February 23, 2023 Plan Award(4)(7)			13,748	141,885
February 20, 2024 Award(3)(8)	--	--
February 20, 2024 Plan Award(5)(8)			21,374	206,259
Total	--	--
Robert E. Bowers
February 10, 2022 Award(2)(6)	--	--
February 17, 2022 Plan Award(1)(6)			21,742	242,636
February 13, 2023 Award(2)(7)	--	--
February 23, 2023 Award(3)(7)	--	--
February 23, 2023 Plan Award(4)(7)			36,532	377,013
February 20, 2024 Award(3)(8)	--	--
February 20, 2024 Plan Award(5)(8)			57,252	552,482
Total	--	--

(1) Estimated based on Piedmont’s actual relative TSR performance for the three-year performance period ended December 31, 2024. Final awards will be determined by the board during 2025 and any shares actually awarded to NEOs will vest immediately upon issuance.

(2) Awards vest in 25% increments with 25% vesting immediately upon grant and additional 25% increments vesting on the following three anniversary dates of the grant.

(3) Awards vest ratably over four years beginning on the anniversary of the date of grant.

(4) Estimated based on Piedmont’s actual-to-date relative TSR performance for the three-year performance period ended December 31, 2025 as of December 31, 2024. Actual awards to be paid to NEOs will be determined during 2026 based on Piedmont’s actual relative TSR performance for the three-year period ended December 31, 2025 and any shares awarded will vest immediately upon issuance.

(5) Estimated based on Piedmont’s actual-to-date relative TSR performance for the three-year performance period ended December 31, 2026 as of December 31, 2024. Actual awards to be paid to NEOs will be determined during 2027 based on Piedmont’s actual relative TSR performance for the three-year period ended December 31, 2026 and any shares awarded will vest immediately upon issuance.

(6) Market value of unearned shares is based on our closing stock price as of December 31, 2024 of $9.15 per share, plus $2.01 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(7) Market value of unearned shares is based on our closing stock price as of December 31, 2024 of $9.15 per share, plus $1.17 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(8) Market value of unearned shares is based on our closing stock price as of December 31, 2024 of $9.15 per share, plus $.50 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(9) Market value of unearned shares is based on our closing stock price as of December 31, 2024 of $9.15 per share, plus $0.125 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

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Stock Vested

The following table provides information regarding the actual number of shares vested for each of our NEOs during the year ended December 31, 2024. No options to purchase shares of our common stock have ever been awarded or granted to our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
C. Brent Smith	108,214	837,718
Sherry L. Rexroad	--	--
Christopher A. Kollme	14,122	108,148
George M. Wells	17,129	130,148
Robert K. Wiberg	56,015	547,466
Robert E. Bowers	158,388	1,547,803
Total:	353,868	3,171,283

(1) Value realized on vesting is calculated based on the number of shares vesting on each vesting date during 2024 multiplied by the closing price of our common stock on the respective vesting date and adding the value of any dividend equivalent rights paid out in conjunction with the vesting.

Potential Payments Upon Termination or Change of Control

As described under “Executive Severance Plan” above, Mrrs. Smith, Kollme, Wells, and Ms. Rexroad are participants in an Executive Severance Plan that provides for a cash payment as well as acceleration of time based equity awards in the event of: (i) their termination without Cause; (ii) their resignation for Good Reason, as defined in their respective participation agreements; or (iii) in the case of their death or disability.

Mr. Bowers separately entered into a Separation Agreement, dated September 30, 2024, confirming the severance benefits and post-termination obligations he was entitled to under his employment agreement and the awards governing his outstanding equity awards in connection with a resignation for good reason. The severance benefits he was entitled to are consistent with those described under the caption “Executive Compensation Tables—Potential Payments Upon Termination or Change of Control” in the Company’s Definitive Proxy Statement for the 2024 annual meeting of its stockholders, filed with the Securities and Exchange Commission on March 14, 2024, as supplemented on April 10, 2024. As Mr. Bowers was not an executive officer as of December 31, 2024, he is excluded from the table below.

Mr. Wiberg also separately entered into a Separation Agreement, dated December 31, 2024, confirming the severance benefits and post-termination obligations he was entitled to under his employment agreement and the awards governing his outstanding equity awards in connection with a termination without cause. The actual severance benefits he was entitled to are included in the table below.

All of our salaried employees (including our NEOs) would receive the following types of payments upon termination of employment:

▪	any earned but unpaid annual salary, vacation, or annual bonus for the year prior to termination;

▪	any un-reimbursed expenses;

▪	distribution of balances under our 401(k) plan;

▪	life insurance proceeds in the event of death; and

▪	disability insurance payouts in the event of disability.

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The following table quantifies the potential cash and estimated equivalent cash value of equity awards that are or would be payable to each of our NEOs under the various termination scenarios described above, assuming the event occurred on December 31, 2024:

Name	Termination Without Cause ($)	Resignation With Good Reason($)	Termination Due to Change-in-Control ($)	Resignation Without Good Reason(2) ($)	Death or Disability ($)
C. Brent Smith	11,396,601	11,396,601	18,396,906	--	11,396,601
Sherry L. Rexroad	1,560,585	1,560,585	2,559,048	--	1,560,585
Christopher A. Kollme	1,712,927	1,712,927	3,101,369	--	1,712,927
George M. Wells	2,256,012	2,256,012	4,128,114	1,387,548	2,256,012
Robert K. Wiberg	931,487(1)	439,460	886,732	439,460	439,460

The following table quantifies the value of unvested equity awards included in the table above that would vest upon each triggering event, assuming the event occurred on December 31, 2024:

Name	Termination Without Cause ($)	Resignation With Good Reason($)	Termination Due to Change-in-Control ($)	Resignation Without Good Reason(2) ($)	Death or Disability ($)
C. Brent Smith	7,799,674	7,799,674	13,001,516	--	7,799,674
Sherry L. Rexroad	562,121	562,121	562,121	--	562,121
Christopher A. Kollme	906,963	906,963	1,489,441	--	906,963
George M. Wells	1,387,548	1,387,548	2,391,187	1,387,548	1,387,548
Robert K. Wiberg	439,460	439,460	439,460	439,460	439,460

(1) Based on actual cash and number of equity shares paid upon Mr. Wiberg’s termination on December 31, 2024.

(2) Employees who have attained the minimum retirement age of 62 are entitled to their unvested Deferred Stock Unit Awards and a pro-rata portion of their outstanding Performance Share Program awards in the event of their retirement/resignation.

The estimated value of all unvested equity awards in the above table is based on our closing stock price as of December 31, 2024 of $9.15 per share, plus applicable dividend equivalent rights that would vest upon the vesting of the underlying shares. Further, the estimated value of all unvested performance share awards in the above table is based on the Company’s relative TSR performance for each performance period as of December 31, 2024.

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Compensation Committee Report

The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in this 2025 proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024.

The 2024 Compensation Committee:

Glenn G. Cohen (Chair)
Venkatesh S. Durvasula
Barbara B. Lang

The Report of the Compensation Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont under the Securities Act of 1933 or the Exchange Act, whether made before of after the date hereof and irrespective of any general incorporation language to any such filing.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been employed by us. None of our executive officers currently serve, or have ever served, as a member of the board of directors or Compensation Committee of another entity that has one or more executive officers serving on our board of directors.

DIRECTOR
COMPENSATION

We pay our non-employee directors a combination of cash and equity compensation for serving on the board of directors.

Cash Compensation

As compensation for serving on the board of directors, during 2024 we paid each of our non-employee directors an annual retainer of $80,000 ($87,500 for Audit Committee members excluding the Committee Chair) and paid our board chair an additional $50,000 annual retainer. Additionally, we also paid annual retainers to each of our committee chairs in the following amounts:

▪	$22,500 to the Chair of the Audit Committee

▪	$17,500 to the Chair of the Compensation Committee

▪	$15,000 to the Chair of the Nominating and Corporate Governance Committee

▪	$12,500 to the Chair of the Capital Committee

Effective January 1, 2025, our non-employee directors’ cash retainer was increased to $85,000 ($95,000 for Audit Committee members excluding the Committee Chair), our additional board chair retainer was increased to $60,000 and the above retainer for each of our committee chairs was increased by $2,500. All directors may receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. We do not provide any perquisites to our directors.

Non-Employee Director Equity Awards

Non-employee directors are granted an equity award pursuant to the 2007 Omnibus Incentive Plan either annually or upon their initial appointment to the board of directors. The annual award is equivalent to $100,000 ($105,000 effective January 1, 2025) payable in the form of shares of our common stock and vests upon the earlier of the first anniversary of the date of grant or the next annual stockholders meeting. The amount of the award was determined based on the advice and recommendation of our compensation consultant after considering the peer group described in the Compensation Discussion and Analysis.

2024 Director Compensation Paid

The following table sets forth information regarding the compensation that we paid to any person that served as one of our non-employee directors during the year ended December 31, 2024. Mr. Smith did not receive any additional compensation for his service as director. Ms. Donnley and Messrs. Lewis and Donnelly joined our board in February 2025 and did not receive compensation during the year end December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation	Total ($)
Kelly H. Barrett	127,500	100,000	--	227,500
Glenn G. Cohen	105,000	100,000	--	205,000
Venkatesh S. Durvasula	80,000	100,000	--	180,000
Mary M. Hager	80,000	100,000	--	180,000
Barbara B. Lang	95,000	100,000	--	195,000
Frank C. McDowell(2)	48,750	--	--	48,750
Jeffrey L. Swope(2)	34,688	--	--	34,688
Dale H. Taysom	93,750	100,000	--	193,750

(1) Amount represents the grant date fair value for financial statement reporting purposes in accordance with ASC Topic 718 and is based on the closing price of our common stock on May 7, 2024, the date of grant, of $6.95 per share. Shares granted vest on the earlier of the 2025 Annual Meeting of Stockholders or the one year anniversary of the date of grant.

(2) Mr. McDowell and Mr. Swope retired from our board effective May 7, 2024.

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EQUITY COMPENSATION
PLAN INFORMATION

The following table summarizes shares remaining for future issuance under our 2007 Omnibus Incentive Plan as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by security holders	3,423,166(1)	--	4,292,012
Equity compensation plans not approved by security holders	--	--	--
Total	3,423,166	--	4,292,012

(1) Includes the unvested portion of outstanding deferred stock awards as well as the maximum number of shares that could potentially be earned under the Company’s outstanding performance share programs as of December 31, 2024 even though there can be no assurance that any shares will actually be earned.

CEO PAY

RATIO

Item 402(u) of Regulation S-K sets forth “CEO pay ratio” disclosure requirements that were mandated by Congress pursuant to Section 953(b) of The Dodd-Frank Wall Street Reform and Consumer Protection Act. The rule requires registrants to disclose the ratio of the median employee’s annual total compensation to their Chief Executive Officer’s annual total compensation. Our Chief Executive Officer pay ratio set forth below is a reasonable estimate that has been calculated in accordance with the SEC’s rules regarding the Chief Executive Officer pay ratio disclosure requirements.

As of December 31, 2024, we had 150 employees, with approximately one-third of our employees working in our corporate office located in Atlanta, Georgia. Our remaining employees work in local management offices located in each of the office markets we serve. These employees are involved in acquiring, developing, redeveloping, leasing, and managing our portfolio of properties. We outsource various functions where cost efficiencies can be achieved, such as certain areas of information technology, construction, building engineering, security, housekeeping, and leasing. Approximately two-thirds of our workforce are salaried, with the remainder compensated on an hourly basis.

SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our CEO pay ratio disclosure. Accordingly, our 2024 CEO pay ratio is calculated utilizing the median employee that was identified in 2023. In determining that it was still appropriate to utilize a similarly compensated employee as our 2023 median employee for this disclosure, we considered the changes to our employee population and compensation programs during 2024, as well as the absence of a material change in that employee’s job description or compensation during 2024.

During 2023, we identified our median employee by calculating the total 2023 compensation of each of our employees, excluding our Chief Executive Officer, that was included on our December 29, 2023 payroll using the same SEC rules and methodology that were used to calculate our NEOs total compensation as set forth in the Summary Compensation Table above. For employees that were not employed by us for the entire fiscal year, wages and salaries, matching contributions to 401(k), and premiums for company paid life insurance were annualized. Other than annualizing these components, we made no other assumptions, adjustments, or estimates with respect to our employees’ total compensation and used this consistently applied compensation measure to identify our median employee.

For the year ended December 31, 2024, the total compensation of our median employee was $143,497 and our Chief Executive Officer’s total compensation as reported in the 2023 Summary Compensation Table above was $5,698,958. The resulting ratio of the total compensation of our Chief Executive Officer compared to that of our median employee for the year ended December 31, 2023 was 40:1.

The Summary Compensation Table includes stock grants at the estimated fair value of performance shares at target. No value will be realized unless performance targets are realized, and there is no guarantee that this amount will ultimately be earned and paid to our Chief Executive Officer.

The Chief Executive Officer pay ratio disclosed above was calculated in accordance with SEC rules based upon the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the Chief Executive Officer pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their Chief Executive Officer pay ratio. Accordingly, the Chief Executive Officer pay ratio disclosed by other companies may not be comparable to our Chief Executive Officer pay ratio as disclosed above.

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PAY VS.

PERFORMANCE

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(3) ($)	Compensation Table Total for Non-PEO NEOs ($)	Actually Paid to Non-PEO NEOs(4) ($)	Total Shareholder Return (“TSR”) ($)	Peer Group Total Shareholder Return(2) ($)	Net Income (Loss) ($) in 000s	Core FFO(1) per Share ($)
2024	5,698,958	10,643,820	1,692,067	2,561,983	57.73	69.20	(79,069)	1.49
2023	7,150,720	4,506,668	1,712,760	1,199,819	46.31	56.58	(48,377)	1.74
2022	4,026,288	495,657	1,309,186	412,585	54.99	51.20	146,830	2.00
2021	3,560,678	4,888,145	1,411,844	1,731,390	90.20	86.09	(1,167)	1.97
2020	3,193,723	1,839,353	1,269,442	883,164	76.75	71.83	232,685	1.89

(1) See the definition of Core FFO and the reconciliation of GAAP net income applicable to common stock to Core FFO for the year ended December 31, 2024 in Appendix A.

(2) The Peer Groups utilized for this analysis are the same Peer Groups used for our Performance Share Programs as further described above under Long-Term Incentive Compensation Plan — Performance Share Program. Peer Group Total Shareholder Return for 2024, 2023 and 2022 assuming the 2020/21 Peer Group had been used would have been $71.34, $60.35 and $56.40, respectively.

(3)“Compensation actually paid” to our CEO in each of the years included in the table above was calculated as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in cash once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by our Compensation Committee with regard to the CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the fiscal years covered in the table above.

(4) Average “Compensation actually paid” to our non-CEO NEOs in each of year included in the table above was calculated as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in cash once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in the table above do not reflect the actual amount of compensation earned by or paid to our non- CEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with regard to our non-CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the fiscal years covered in the table above.

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	2020	2021	2022	2023	2024
CEO (C. Brent Smith for all periods)
Summary Compensation Table Total Compensation	$3,193,723	$3,560,678	$4,026,288	$7,150,720	$5,698,958
Less: Stock and Option Award Values Reported in Summary Compensation Table for the Covered Year	(1,974,037)	(2,040,930)	(2,478,040)	(5,377,973)	(3,739,478)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year and Unvested at Year End	1,501,126	1,983,364	1,107,509	3,157,586	6,581,983
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that Vested in the Covered Year	181,269	200,003	262,506	397,503	--
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(952,498)	1,093,881	(2,257,626)	(674,307)	2,167,159
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	(110,230)	91,149	(164,980)	(146,861)	(64,802)
Compensation Actually Paid	$1,839,353	$4,888,145	$495,657	$4,506,668	$10,643,820

	2020	2021	2022	2023	2024
Non-CEO NEOs*
Summary Compensation Table Total Compensation	$1,269,442	$1,411,844	$1,309,186	$1,712,760	$1,692,067
Less: Stock and Option Award Values Reported in Summary Compensation Table for the Covered Year	(630,943)	(616,240)	(551,037)	(917,860)	(511,159)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year and Unvested at Year End	482,296	592,009	246,142	538,479	592,564
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that Vested in the Covered Year	56,259	68,321	71,882	70,036	151,748
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	(262,819)	211,000	(637,083)	(176,112)	546,076
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	(31,071)	64,456	(26,505)	(27,484)	90,687
Compensation Actually Paid	$883,164	$1,731,390	$412,585	$1,199,819	$2,561,983

*	For the years ended December 31, 2020 - 2024, the Non-CEO NEOs included Robert E. Bowers, Christopher A. Kollme, George M. Wells, and Robert K. Wiberg. The year ended December 31, 2024 also includes Sherry L. Rexroad.

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Equity Valuations: Deferred Stock Unit Award grant date fair values were calculated based on the closing price as of the grant date; Deferred Stock Unit Award vesting date fair values were calculated based on the closing stock price as of the vest date and adjusting for any accrued dividend rights; Performance Share Program Award grant date fair values and fair values as of each respective period end were determined utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on our and our peer’s group’s future stock price movements; fair values of Performance Share Program Awards as of each vesting date were determined based on our closing stock price as of the vesting date adjusted for any accrued dividends.

For 2024, the most important financial performance measures that we used to link our NEO’s compensation, including our CEO’s, to our financial performance were as follows:

▪	Our 3-year TSR relative to the 3-year TSR of our defined peer group;

▪	Core FFO per share relative to budget;

▪	Leasing volume, with an emphasis on new tenant leasing;

▪	Net debt to Core EBITDA ratio relative to budget; and

▪	Same Store NOI - Cash basis relative to budget.

As a real estate company, Net income/(loss) calculated in accordance with GAAP can fluctuate widely based on the timing of gains or losses related to the sale of real estate assets, changes in depreciation or amortization associated with real estate assets, and impairment losses associated with real estate assets and/or related intangibles. As such, GAAP Net income/(loss) is not frequently used as a compensation measure in the real estate industry; however, it is used as the starting point for calculating Core FFO, which is one of the most impactful metrics to our NEOs compensation. Please see Elements of 2024 Executive Compensation – Short-Term Cash Incentive Compensation Plan and Long-Term Incentive Compensation Plan above for further information regarding each of the financial performance measures set forth above as well as the below graphs showing the relationship of “Compensation Actually Paid” to our Chief Executive Officer and other named executive officers in 2020, 2021, 2022, 2023 and 2024 to (1) both our TSR and our Peer Group’s TSR, (2) our net income and (3) our Core FFO per share.

“Compensation Actually Paid”, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions, but does not reflect actual amounts paid out for those awards. Compensation Actually Paid generally fluctuates due to our relative TSR achievement and varying levels of achievement of performance goals. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” above and in the proxy statements for 2020, 2021, 2022, and 2023.

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Compensation Actually Paid vs. PDM TSR and Peer Group TSR
Compensation Actually Paid
12.0
10.0
8.0
6.0
4.0
2.0
0.0
2020
2021
2022
2023
2024
90
80
70
60
50
40
30
20
10
0
Value of Fixed Investment (in millions)
PDM CEO
Avg. Other PDM NEOs
PDM TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
12.0
10.0
8.0
6.0
4.0
2.0
0.0
2020
2021
2022
2023
2024
250
200
150
100
50
0
-50
Net Income ($ in millions)
PDM CEO
Avg. Other PDM NEOs
Net Income / Loss

Compensation Actually Paid vs. Core FFO Per Share
Compensation Actually Paid
12.0
10.0
8.0
6.0
4.0
2.0
0.0
2020
2021
2022
2023
2024
2.00
1.50
1.00
0.50
0.00
Core FFO Per Share
PDM CEO
Avg. Other PDM NEOs
Core FFO Per Share

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COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

To address potential risk to our stockholders, our Compensation Committee designed our compensation programs with the following characteristics:

▪	the Compensation Committee of the board of directors has discretion to adjust any non-contractual award that is earned based on achievement of performance goals. If the Compensation Committee believes that any of our targets set forth in the compensation plans has been achieved in a manner that is not consistent with the long-term best interests of the Company’s stockholders, or believes that the overall compensation to be paid under the terms of the plan is not appropriate for any reason, the Compensation Committee may adjust the calculated compensation associated with that plan accordingly;

▪	oversight of programs (or components of programs) by a broad-based group of individuals, including human resources, finance, internal audit, and an independent compensation consultant;

▪	a mix of compensation elements that provide focus on both short- and long-term goals as well as cash and equity-based compensation so as not to inappropriately emphasize one measure of our performance;

▪	caps on the maximum payouts available and minimum thresholds required before payment under certain incentive programs, including both short-and long-term incentive plans;

▪	performance goals within incentive programs that reference reportable, broad-based financial metrics;

▪	setting performance goals that are intended to be challenging yet provide employees a reasonable opportunity to reach the threshold amount, while requiring meaningful performance to reach the target level and substantial performance to reach the maximum levels;

▪	equity compensation awards that may be earned or vest over a number of years ensuring that our executives’ interests align with those of our stockholders over the long-term; and

▪	stock ownership guidelines that require our executive officers and directors to accumulate and maintain a significant ownership in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval, or Ratification of Transactions with Related Persons

Our Code of Ethics, which is posted on our website at www.piedmontreit.com, prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Our Audit Committee and Nominating and Corporate Governance Committee review any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, these committees ensure that all such transactions are approved by a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties. No transaction has been entered into with any director or executive officer that does not comply with those policies and procedures. There were no related-party transactions since January 1, 2024 that would require disclosure under Item 404(a) of Regulation S-K.

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STOCK

OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of February 28, 2025. Except as described below, each stockholder has sole investment and dispositive power over such shares.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage(5)
Directors and Named Executive Officers(1)
Kelly H. Barrett	67,821	0.05%
Glenn G. Cohen	52,478	0.04%
Deneen L. Donnley(2)	--	0.00%
Jeffrey J. Donnelly(2)	--	0.00%
Venkatesh S. Durvasula	16,035	0.01%
Mary M. Hager	19,585	0.02%
Barbara B. Lang	41,120	0.03%
Stephen E. Lewis(2)	--	0.00%
Sherry L. Rexroad	--	0.00%
C. Brent Smith	423,877	0.34%
Dale H. Taysom	63,779	0.05%
Christopher A. Kollme	93,196	0.07%
George M. Wells	117,135	0.09%
Robert K. Wiberg	198,362	0.16%
5% Stockholders
The Vanguard Group, Inc.(3)	18,825,523	15.13%
Blackrock, Inc.(4)	15,608,308	12.55%
All executive officers and directors as a group (15 persons)	1,157,967	0.93%

(1)The address of each of the stockholders listed, other than The Vanguard Group, Inc, and Blackrock, Inc. is c/o Piedmont Office Realty Trust, Inc., 5565 Glenridge Connector, Suite 450, Atlanta, Georgia 30342.

(2) Director was appointed to the board on February 26, 2025.

(3) As reported on Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”) on behalf of itself and its subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited, Vanguard reported that, as of December 31, 2023, it had shared voting power over 182,761 shares, sole dispositive power over 18,517,530 shares, and shared dispositive power over 307,993 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. We understand that Vanguard has determined that it does not own such shares for purposes of the 9.8% ownership limitation in our corporate charter (giving effect to the ownership definitions in our corporate charter), notwithstanding that it is deemed to beneficially own such shares for purposes of SEC regulations.

(4) As reported on Schedule 13G/A filed with the SEC on February 5, 2025 by BlackRock Inc. (“BlackRock”) on behalf of itself and its wholly owned subsidiaries, BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, SpiderRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd reported that, as of December 31, 2024, it had sole voting power over 15,107,982 shares and dispositive power over 15,608,308 shares. The address of Blackrock is 50 Hudson Yards, New York, NY 10001.

(5) Based on 124,408,011 shares outstanding as of February 28, 2025.

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None of the shares beneficially owned by our directors or executive officers are subject to pledge and no other persons own 5% or greater of our common stock. Derivative and hedging transactions involving Piedmont stock are strictly prohibited by our Insider Trading Policy.

AUDIT COMMITTEE

REPORT

Report of the Audit Committee

Pursuant to the Audit Committee Charter adopted by the board of directors of Piedmont, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent registered public accounting firm and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which management has established, and the audit and financial reporting process. The 2024 Audit Committee was comprised of three independent directors and met six times in fiscal year 2024. Management of Piedmont has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firm devotes more time and has access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of Piedmont, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of Piedmont, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, AICPA, Professional Standards, Vol. 1 AU, Section 380 as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other PCAOB standards, rules of the SEC, and other applicable regulations. The Audit Committee also received from and discussed with the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB relating to that firm’s independence from Piedmont and has discussed with that firm their independence. In addition, the Audit Committee considered the compatibility of non-audit services, if any, provided by the independent registered public accounting firm with the registered public accounting firm’s independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets periodically with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting of Piedmont. In reliance on these reviews and discussions, the Audit Committee approved the audited financial statements of Piedmont and recommended to the board of directors that they be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. The board of directors approved the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

The 2024 Audit Committee:

Kelly H. Barrett (Chair)

Glenn G. Cohen

Dale H. Taysom

The Report of the Audit Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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STOCKHOLDER

PROPOSALS

In order to be eligible for presentation at our 2026 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no earlier than October 15, 2025 and no later than 5:00 p.m., Eastern time, on November 14, 2025 at the following address: Thomas A. McKean, Secretary, Piedmont Office Realty Trust, 5565 Glenridge Connector, Suite 450, Atlanta, GA 30342. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy statement for the 2025 Annual Meeting must be received by November 14, 2025. In addition, stockholders who intend to solicit proxies in support of director nominees must provide notice setting forth the information required by our Bylaws and Rule 14a-19 under the Exchange Act no later than March 16, 2026.

HOUSEHOLDING

The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, proxy statement, proxy statement combined with a prospectus, information statement, or Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Piedmont. It reduces the volume of duplicate information received at your household and helps Piedmont reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

If any stockholders in your household wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, they may call us at 866-354-3485, write to us at Piedmont Shareowner Services at 150 Royall St., Suite 101, Canton, MA 02021, or e-mail us at investor.services@piedmontreit.com. If you are a stockholder that receives multiple copies of our proxy materials or Notice of Internet Availability of Proxy Materials, you may request Householding by contacting us in the same manner and requesting a householding consent.

ATTENDING THE

ANNUAL MEETING

Our Annual Meeting will be held on May 15, 2025 and will be accessible via live webcast on the Internet at: www.meetnow.global/MHGUPK2. A summary of the information you will need to attend the Annual Meeting online is provided below:

The Annual Meeting will start promptly at 11:00 a.m. Eastern Time.

To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.”

▪	If you join as a “Guest” you will not have the option to ask questions or vote at the annual meeting.

▪	If you join as a “Stockholder” you will have the option to ask questions or vote at the virtual meeting; however, stockholders will be required to have a control number.

▪	Your control number can be found in the box next to the label “2025 Stockholder Meeting Notice” on your proxy card.

If you were a stockholder as of the close of business on March 4, 2025 and hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting.

▪	To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare.

▪	Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 10, 2025. You will receive a confirmation email from Computershare of your registration.

▪	If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to ask questions or vote at the Annual Meeting.

▪	Registration requests should be directed to Computershare either: (i) by forwarding the email from your broker, attaching an image of your legal proxy to legalproxy@computershare.com; or (ii) by mail to Computershare, Piedmont Office Realty Trust, Inc. Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.

Questions regarding how to attend and participate via the Internet will be answered by calling (888) 724-2416 on the day before or the day of the Annual Meeting.

OTHER

MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to herein. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.

QUESTIONS

AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q: Will my vote make a difference?

A. Yes — YOUR VOTE IS VERY IMPORTANT. Your vote is needed to ensure that the proposals can be acted upon. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q: Why am I receiving this proxy statement and proxy card?

A. You are receiving a proxy statement and proxy card from us because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. When you vote using the Internet, by telephone, or by signing and returning the proxy card, you appoint C. Brent Smith, our Chief Executive Officer, and Sherry L. Rexroad, our Chief Financial Officer, as your representatives at the Annual Meeting. Mr. Smith and Ms. Rexroad will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their discretion. This way, your shares will be voted whether or not you attend the Annual Meeting online. Even if you plan to attend the virtual Annual Meeting online, it is a good idea to vote in advance just in case your plans change.

Q: Why did I receive Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

A. Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a notice in the mail. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.envisionreports.com/PDM. The notice also instructs you on how you may vote. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained on the notice.

Q: When is the Annual Meeting and where will it be held?

A. The Annual Meeting will be a completely virtual meeting conducted exclusively by webcast on Thursday, May 15, 2025, at 11:00 a.m. Eastern Time at www.meetnow.global/MHGUPK2.

Q: Will I have the ability to ask a question and/or vote at the virtual Annual Meeting?

A. If you are a registered holder, you will be able to attend the Annual Meeting online, ask a question and vote by visiting www.meetnow.global/MHGUPK2 and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials.

If you are a beneficial holder who holds your shares through an intermediary, such as a bank or broker, you will need to register in advance of the Annual Meeting by submitting proof of your proxy power from your broker or bank reflecting your holdings in the Company, along with your name and email address, to Computershare. Requests for registration must be labeled “Legal Proxy” and be received by 5:00 p.m. Eastern time on May 10, 2025. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Registration requests should be directed to Computershare either: (i) via email at legalproxy@computershare.com; or (ii) by mail at Computershare, Piedmont Office Realty Trust, Inc. Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.

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Q: What if I have trouble accessing the virtual Annual Meeting?

A. The virtual meeting platform is fully supported across multiple browsers (Internet Explorer, Firefox, Chrome and Safari) and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Q: What is the record date?

A. The record date is March 4, 2025. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the Annual Meeting.

Q: How many shares of common stock are outstanding and can vote?

A. As of the close of business on the record date, there were 124,408,011 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

Q: How many votes do you need to hold the Annual Meeting?

A. In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present either virtually or by proxy at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

▪	vote over the Internet or by telephone;

▪	properly submit a proxy card (even if you do not provide voting instructions); or

▪	virtually attend the Annual Meeting and vote during the meeting.

As discussed below, shares which are counted as broker non-votes will also be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Annual Meeting, unless a new record date is set).

Q: What items am I being asked to vote on at the Annual Meeting?

A. You are being asked to:

▪	elect nine directors to hold office for terms expiring at our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

▪	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025; and

▪	approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement.

No cumulative voting rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.

Q: How do I vote if I am a registered stockholder?

A. If you are a registered stockholder, meaning that your shares are registered in your name, you have three voting options as described below:

▪	You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card. Internet voting is available 24 hours a day until the polls close at the Annual Meeting.

▪	You may vote by telephone. The toll-free telephone number can be found on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on May 14, 2025.

▪	You may vote by mail. If you choose to vote by mail, simply mark and sign your proxy card and return it in the enclosed prepaid and addressed envelope. Voted proxy cards must be mailed and received by 11:59 p.m. Eastern Time on May 14, 2025 in order to be counted.

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If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this proxy statement or the Notice of Internet Availability of Proxy Materials.

Q: Are voting procedures different if I hold my shares in the name of a broker, bank, or other nominee?

A. If your shares are held in “street name” through a broker, bank or other nominee, please refer to your proxy card or the instructions provided by your broker, bank, or other nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee. Ballots may be cast at the Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your broker, bank or other nominee to be able to cast your vote during the Annual Meeting.

Q: What are broker non-votes?

A. A “broker non-vote” occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee only has discretionary authority to vote your shares on your behalf for “routine” matters. The only “routine” matter being considered at the Annual Meeting is the ratification of our independent registered public accounting firm. As a result, brokers, banks and other nominees will have authority to vote their customers’ shares with regard to that proposal (but not any other proposal) if their customers do not provide voting instructions. On “non-routine” matters, such as the election of directors and the approval, on an advisory basis, of the compensation of the named executive officers, brokers, banks and other nominees cannot vote their customers’ shares without receiving voting instructions from the beneficial owner of such shares.

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Q:  How are abstentions and broker non-votes counted and what vote is required for each proposal?

A. The shares of a stockholder whose proxy on any or all proposals is marked as “abstain” will be included in the number of shares present at the annual meeting for the purpose of establishing the presence of a quorum. As described above, broker non-votes will be counted for purposes of establishing a quorum. The following table summarizes the voting requirement for each of the proposals under our Bylaws and the effect of abstentions and broker non-votes on each proposal:

Proposal Number	Item	Votes Required for Approval	Abstentions	Broker Non-Votes	Board Voting Recommendation
1	Election of nine directors	Majority of votes cast(1)	Not Counted	Not Voted	FOR EACH
2	Ratify the appointment of Deloitte & Touche LLP	Majority of votes cast	Not Counted	Discretionary Vote	FOR
3	Approve, on an advisory basis, the compensation of the named executive officers	Majority of votes cast	Not Counted	Not Voted	FOR

(1)  A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director for a nominee to be elected to that seat. In order to enhance your ability to influence the composition of the board of directors in an uncontested election, we have adopted a majority voting policy for the election of non-employee directors. Our Corporate Governance Guidelines set forth our procedures if a nominee receives more “AGAINST” votes than “FOR” votes. In an uncontested election, any nominee for director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” his or her election is required to promptly tender his or her resignation. Our Nominating and Corporate Governance Committee is required to promptly consider and make a recommendation to the board of directors with respect to the offer of resignation. The board is then required to take action with respect to this recommendation. Our majority voting policy is more fully described above under “Information Regarding the Board of Directors and Committees — Majority Voting Policy.”

Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If you properly execute and deliver a proxy card or vote your shares via the Internet but do not provide voting instructions, your shares will be voted as listed in the “Board Voting Recommendation” column in the table above.

Q: What happens if a nominee is unable to serve if elected?

A. If a nominee is unable to serve if elected, the board of directors may reduce the number of directors that serve on the board or designate a substitute nominee. If the board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee. In no event will more than nine directors be elected at the Annual Meeting. Neither our management nor our board of directors has any reason to believe that any nominee for election at the Annual Meeting will be unable to serve if elected, however.

Q: What if I vote and then change my mind?

A. If you are a registered stockholder, you have the right to revoke your proxy by:

▪	Voting again over the Internet before the voting polls close at the Annual Meeting;

▪	Voting again by telephone by 11:59 p.m. Eastern Time on May 14, 2025;

▪	Giving written notice to Thomas A. McKean, our Secretary before 11:59 p.m. Eastern Time on May 14, 2025;

▪	Returning a new, valid proxy card bearing a later date, that is received before 11:59 p.m. Eastern Time on May 14, 2025.

If you hold your shares in the name of a broker, bank, or other nominee, please refer to your broker’s proxy card or instructions for the procedures you need to follow to revoke your vote.

Q: How will the proxies be voted?

A. Any proxy that is received in time, is properly signed and is not revoked will be voted at the Annual Meeting in accordance with the directions of the stockholder signing the proxy. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR all of the nine nominees to serve on the board of directors; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025; and FOR the approval, on an advisory basis, of the compensation of the named executive officers.

Q: Is the proxy statement the only way that proxies are being solicited?

A. No. In addition to mailing proxy solicitation material, Georgeson, Inc. (our third party proxy solicitor) and our directors and employees may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

Q: Who pays the cost of this proxy solicitation?

A. We will pay all the costs of mailing and soliciting these proxies. Our employees will not be paid any additional compensation for soliciting proxies. Georgeson, Inc. will be paid a fee of approximately $8,500 plus $4.00 per phone vote as well as out-of-pocket expenses for its services as our proxy solicitor. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Q: How can I obtain additional copies of this proxy statement or other information filed with the SEC relating to this solicitation?

A. Our stockholders may obtain additional copies of this proxy statement, our Annual Report to Stockholders for fiscal 2024 and all other relevant documents filed by us with the SEC free of charge from our website at www.piedmontreit.com or by calling Shareowner Services at 866-354-3485.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at www.sec.gov.

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APPENDIX A:

Reconciliation of

Non-GAAP Measures

A reconciliation of net loss to FFO and Core FFO for the year ended December 31, 2024 is presented below (in thousands except per share amounts):

	2024	Per Share(1)
GAAP loss applicable to common stock	$(79,069)	$(0.63)
Depreciation of real assets	155,468	1.24
Amortization of lease-related costs	69,674	0.56
Impairment charges	33,832	0.27
Loss on sale of real estate assets	445	--
NAREIT Funds From Operations applicable to common stock	$180,350	$1.44
Executive separation costs	4,831	0.04
Loss on early extinguishment of debt	386	0.01
CORE Funds From Operations applicable to common stock	$185,567	1.49
Weighted-average shares outstanding - diluted	124,926(2)

(1) Based on weighted-average shares outstanding-diluted.

(2) Includes potential dilution under the treasury stock method that would occur if our remaining unvested and potential stock awards vested and resulted in additional common shares outstanding. Such shares are not included when calculating net loss per diluted share applicable to Piedmont for the year ended December 31, 2024 as they would reduce the loss per share presented.

The following table sets forth a reconciliation from net loss calculated in accordance with GAAP to EBITDAre, Core EBITDA, Property NOI, and Same Store NOI on a cash basis, for the years ended December 31, 2024, and 2023, respectively (in thousands):

	Cash Basis
	December 31, 2024	December 31, 2023
Net loss applicable to Piedmont (GAAP basis)	$(79,069)	$(48,387)
Net income applicable to noncontrolling interest	5	10
Interest expense	122,984	101,258
Depreciation	156,787	148,417
Amortization	69,674	87,717
Depreciation and amortization attributable to noncontrolling interests	79	80
Impairment charges	33,832	29,446
Loss/(gain) on sale of real estate assets	445	(1,946)
EBITDAre(1)	304,737	316,595
Loss on early extinguishment of debt	386	820
Executive separation costs	4,831	--
Core EBITDA(2)	309,954	317,415
General & administrative expenses	30,592	29,190
Management fee revenue(3)	(1,091)	(1,004)
Other income	(3,915)	(3,256)
Reversal of non-cash general reserve for uncollectible accounts	--	(1,000)
Straight-line rent effects of lease revenue	(9,233)	(7,268)
Straight-line effects of lease revenue attributable to noncontrolling interests	3	(10)
Amortization of lease-related intangibles	(10,019)	(13,879)
Property NOI	316,291	320,188
Net operating (income)/loss from:
Acquisitions	--	--
Dispositions(4)	(1,783)	(3,343)
Other investments(5)	(745)	(10,957)
Same Store NOI	$313,763	$305,888
Change period over period in Same Store NOI	2.6%	N/A

(1) We calculate Earnings Before Interest, Taxes, Depreciation, and Amortization- Real Estate (“EBITDAre”) in accordance with the current NAREIT definition. NAREIT currently defines EBITDAre as net income (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment losses, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures, if any. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding our results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). We also believe that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than us; therefore, our computation of EBITDAre may not be comparable to that of such other REITs.

Piedmont - 2025 Proxy  |  85

(2)  We calculate Core Earnings Before Interest, Taxes, Depreciation, and Amortization (“Core EBITDA”) as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of our results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of our business. Other REITs may not define Core EBITDA in the same manner as us; therefore, our computation of Core EBITDA may not be comparable to that of other REITs.

(3) Presented net of related operating expenses incurred to earn such management fee revenue.

(4)  Dispositions include One Lincoln Park in Dallas, Texas, sold in the first quarter of 2024, and 750 West John Carpenter Freeway in Irving, Texas, sold in the third quarter of 2024.

(5)  Other investments include active or recently completed out-of-service redevelopment projects and land. The operating results from a portion of The Exchange in Orlando, Florida, as well as Meridian and 9320 Excelsior Boulevard in suburban Minneapolis, Minnesota are included in this line item.

A calculation of Net Debt to EBITDA for the trailing twelve months (“TTM”) ended December 31, 2024 is presented below (in thousands):

Average TTM Debt Balance	$2,172,912
Less: Average TTM Cash Balance	$(69,448)
TTM Net Debt	$2,103,464
TTM Core EBITDA	$309,954
Net Debt to Core EBITDA	6.8x

86  |  Piedmont - 2025 Proxy

YOUR VOTE IS IMPORTANT The meeting will be held on May 15, 2025 at 11:00 a.m. (Eastern Time). All votes must be received by the end of the meeting. SCAN the QR code or visit envisionreports.com/PDM to vote your shares CALL 1-800-652-VOTE (8683) within the USA, US territories and CA 2025 ANNUAL MEETING - PROXY CARD Attend the meeting on May 15, 2025 at 11:00 a.m. (Eastern Time), virtually at https://meetnow.global/MHGUPK2. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2. Ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for fiscal year 2025. 3. Approve, on an advisory basis, the compensation of our named executive officers. For Against Abstain For Against Abstain THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 2 AND 3: THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ALL THE NOMINEES LISTED: 01 - Kelly H. Barrett 02 - Glenn G. Cohen 1. Election of Directors: For Against Abstain For Against Abstain 03 - Jeffrey J. Donnelly For Against Abstain 04 - Deneen L. Donnley 05 - Mary M. Hager 06 - Barbara B. Lang 07 - Stephen E. Lewis 08 - C. Brent Smith 09 - Dale H. Taysom AUTHORIZED SIGNATURES - THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 1 U P X 043VAA

 ATTEND the meeting on May 15, 2025 at 11:00 a.m. (Eastern Time). YOUR VOTE MATTERS • Have a voice • Keep your account active • Stay informed To access the virtual meeting, you must have the login details in the white circle located on the reverse side. SAVE PAPER AND TIME... To receive meeting materials by email, enroll at envisionreports.com/PDM. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: envisionreports.com/PDM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2025 ANNUAL MEETING - PROXY CARD Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting - May 15, 2025 C. Brent Smith and Sherry L. Rexroad, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2025 Annual Meeting of Stockholders of Piedmont Office Realty Trust, Inc. to be held on May 15, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each nominee for the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) NON-VOTING ITEMS Change of Address - Please print new address below. Comments - Please print your comments below.